Exhibit 99.1

PROFOUND MEDICAL CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE
HELD ON MAY 14, 2025

AND

MANAGEMENT INFORMATION CIRCULAR

DATED AS OF APRIL 4, 2025

PROFOUND MEDICAL CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Common Shares”) in the capital of Profound Medical Corp. (the “Corporation”) will be held at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, on Wednesday, May 14, 2025 at 10:00 a.m. (Toronto time) and will be broadcast via webcast and may be accessed either by conference call at 1-800-715-9871 (Toll Free) or 1-646-307-1963 (United States) Conference ID: 3298070 or online at https://edge.media-server.com/mmc/p/mtghfpx8/ is for the following purposes:

1.	to receive the audited financial statements of the Corporation for the financial year ended December 31, 2024 and the accompanying report of the auditors thereon;

2.	to elect the directors of the Corporation for the ensuing year;

3.	to consider and, if deemed fit, approve an ordinary resolution approving all unallocated options under the Corporation’s share option plan;

4.	to appoint the auditors of the Corporation for the ensuing year and to authorize the directors of the Corporation to fix the auditors’ remuneration; and

5.	to transact such other business as may be properly brought before the Meeting or any postponement or adjournment thereof.

Shareholders should refer to the accompanying management information circular for more detailed information with respect to the matters to be considered at the Meeting.

To access the live webcast of the Meeting on May 14, 2025 at 10:00 a.m. (Toronto time), please dial in to the conference call at 1-800-715-9871 (Toll Free) or 1-646-307-1963 (United States) Conference ID: 3298070 or online at https://edge.media-server.com/mmc/p/mtghfpx8/.

The Corporation encourages all registered Shareholders to vote in advance of the meeting by dating and executing the accompanying form of proxy and returning it to TSX Trust Company by mail or courier, to 100 Adelaide Street West, Suite 301, Toronto, Ontario, M5H 4H1 or via the internet at www.voteproxyonline.com by no later than by 10:00 a.m. on Monday May 12, 2025, or if the Meeting is adjourned or postponed, at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any such adjournment or postponement. If you receive more than one form of proxy because you own Common Shares registered in different names or addresses, each form of proxy should be completed and returned.

If you are not a registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the accompanying voting instruction form in accordance with the instructions provided to you by your broker or by the other intermediary.

Only Shareholders of record as of April 4, 2025 are entitled to notice of the Meeting and to vote at the Meeting and at any postponement or adjournment thereof.

By Order of the Board of Directors

(Signed) “Arun Menawat”

Arun Menawat Director and Chief Executive Officer April 4, 2025

PROFOUND MEDICAL CORP.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This management information circular (this “Circular”) is provided in connection with the solicitation of proxies by the management of Profound Medical Corp. (the “Corporation” or “Profound”) for use at the annual and special meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Common Shares”) in the capital of the Corporation. The Meeting will be held on Wednesday May 14, 2025 at 10:00 a.m. (Toronto time) at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, or at such other time or place to which the Meeting may be adjourned, for the purposes set forth in the notice of annual and special meeting accompanying this Circular (the “Notice”). Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited by telephone, facsimile or other means of electronic communication. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

To access the live webcast of the Meeting on May 14, 2025 at 10:00 a.m. (Toronto time), please dial in to the conference call at 1-800-715-9871 (Toll Free) or 1-646-307-1963 (United States) Conference ID: 3298070 or online at https://edge.media-server.com/mmc/p/mtghfpx8/.

The Corporation is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Accordingly, this Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, the Corporation is permitted to follow home country practice instead of certain governance requirements set out in the rules of the Nasdaq Stock Market (“Nasdaq”), provided that it discloses any significant differences between its governance practices and those required by Nasdaq. Further information regarding those differences is available in this Circular and in the Corporation’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 7, 2025.

These securityholder materials are being sent to both registered and non-registered (beneficial) owners of the securities. If you are a non-registered owner and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings or securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

Accompanying this Circular (and filed with applicable securities regulatory authorities) is a form of proxy for use at the Meeting. Each Shareholder who is entitled to attend the Meeting is encouraged to participate in the Meeting and Shareholders are urged to vote on matters to be considered in person or by proxy.

Unless otherwise stated, the information contained in this Circular is given as of April 4, 2025. All time references in this Circular are references to Toronto time. Unless otherwise stated, all references to “$” are to United States dollars and references to “C$” are to Canadian dollars.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Shareholders

Appointment of Proxies

Those Shareholders who wish to be represented at the Meeting by proxy must complete and deliver a proper form of proxy to TSX Trust Company (the “Transfer Agent”) either by mail or courier, to 100 Adelaide Street West, Suite 301, Toronto, Ontario, M5H 4H1 or via the internet at www.voteproxyonline.com.

The persons named as proxyholders in the form of proxy accompanying this Circular are designated by management of the Corporation and are representatives of the Corporation’s management for the Meeting. A Shareholder who wishes to appoint some other person (who need not be a Shareholder) to attend and act for and on such Shareholder’s behalf at the Meeting other than the management nominees designated in the form of proxy may do so by either: (i) crossing out the names of the management nominees AND legibly printing the other person’s name in the blank space provided in the accompanying form of proxy; or (ii) completing another valid form of proxy. In either case, the completed form of proxy must be delivered to the Transfer Agent at the place and within the time specified herein for the deposit of proxies. A Shareholder who appoints a proxy who is someone other than the management representatives named in the form of proxy should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy and provide instructions on how the Common Shares are to be voted. The nominee should bring personal identification to the Meeting. In any case, the form of proxy should be dated and executed by the Shareholder or an attorney authorized in writing, with proof of such authorization attached (where an attorney executed the proxy form).

In order to validly appoint a proxy, the form of proxy must be received by the Transfer Agent (the address is stated above or in the form of proxy) by 10:00 a.m. (Toronto time) on Monday May 12, 2025, or if the Meeting is adjourned or postponed, at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any such adjournment or postponement. After such time, the Chair of the Meeting may accept or reject a form of proxy delivered to him in his discretion but is under no obligation to accept or reject any particular late form of proxy.

Revocation of a Proxy

A Shareholder who has validly given a proxy may revoke it for any matter upon which a vote has not already been cast by the proxyholder appointed therein. In addition to revocation in any other manner permitted by law, a proxy may be revoked with an instrument in writing signed and delivered to either the registered office of the Corporation or the Transfer Agent, 100 Adelaide Street West, Suite 301, Toronto, Ontario, M5H 4H1, at any time up to and including the last business day preceding the date of the Meeting, or any postponement or adjournment thereof at which the proxy is to be used, or deposited with the Chair of such Meeting on the day of the Meeting, or any adjournment or postponement thereof. The document used to revoke a proxy must be in writing and completed and signed by the Shareholder or his or her attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

Signature on Proxies

The form of proxy must be executed by the Shareholder or his or her duly appointed attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer whose title must be indicated. A form of proxy signed by a person acting as attorney or in some other representative capacity should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with the Corporation).

Voting of Proxies

Each Shareholder may instruct his, her or its proxy how to vote his, her or its Common Shares by completing the blanks on the form of proxy.

The Common Shares represented by the enclosed form of proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. In the absence of such direction, such Common Shares will be voted FOR the resolutions described in the form of proxy and below.

The accompanying form of proxy confers discretionary authority upon the persons named therein to vote on any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meeting or any adjournment or postponement thereof. As of the date hereof, management of the Corporation knew of no such amendments or variations or other matters to come before the Meeting.

Beneficial (Non-Registered) Shareholders

The information set forth in this section is of importance to many Shareholders, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who hold their Common Shares through depositories (e.g. CDS & Co., the registration name for CDS Clearing and Depository Services Inc.), brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name (referred to in this Circular as “Beneficial Shareholders”) should note that only proxies deposited by Shareholders who are registered Shareholders (that is, shareholders whose names appear on the records maintained by the Transfer Agent as registered holders of Common Shares) will be recognized and acted upon at the Meeting.

Without specific instructions, brokers (or their agents and nominees) are prohibited from voting shares for the broker’s clients. Subject to the following discussion in relation to NOBOs (as defined herein), the Corporation does not know for whose benefit the Common Shares registered in the name of CDS & Co., a broker or another nominee, are held.

There are two categories of Beneficial Shareholders for the purposes of applicable securities regulatory policy in relation to the mechanism of dissemination to Beneficial Shareholders of proxy-related materials and other securityholder materials and to request voting instructions from such Beneficial Shareholders. Non-objecting beneficial owners (“NOBOs”) are Beneficial Shareholders who have advised their intermediary (such as brokers or other nominees) that they do not object to their intermediary disclosing ownership information to the Corporation, consisting of their name, address, e-mail address, securities holdings and preferred language of communication. Securities legislation restricts the use of that information to matters strictly relating to the affairs of the Corporation. Objecting beneficial owners (“OBOs”) are Beneficial Shareholders who have advised their intermediary that they object to their intermediary disclosing such ownership information to the Corporation.

In accordance with the requirements of NI 54-101, the Corporation is sending the Notice, this Circular and a voting instruction form or a form of proxy, as applicable (collectively, the “Meeting Materials”), directly to NOBOs and indirectly, through intermediaries, to OBOs. NI 54-101 permits the Corporation, in its discretion, to obtain a list of its NOBOs from intermediaries and use such NOBO list for the purpose of distributing the Meeting Materials directly to, and seeking voting instructions directly from, such NOBOs. As a result, the Corporation is entitled to deliver Meeting Materials to Beneficial Shareholders in two manners: (a) directly to NOBOs and indirectly through intermediaries to OBOs; or (b) indirectly to all Beneficial Shareholders through intermediaries. In accordance with the requirements of NI 54-101, the Corporation is sending the Meeting Materials directly to NOBOs and indirectly, through intermediaries, to OBOs. The Corporation will pay the fees and expenses of intermediaries for their services in delivering Meeting Materials to OBOs in accordance with NI 54-101.

The Corporation has used a NOBO list to send the Meeting Materials directly to those NOBOs whose names appear on that list. If the Corporation has sent these materials directly to a NOBO, such NOBO’s name and address and information about its holdings of Common Shares have been obtained from the intermediary holding such shares on the NOBO’s behalf in accordance with applicable securities regulatory requirements. As a result, any NOBO of the Corporation can expect to receive a voting instruction form from the Transfer Agent. NOBOs should complete and return the voting instruction form to the Transfer Agent in the envelope provided. The Transfer Agent will tabulate the results of voting instruction forms received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by such voting instruction forms.

Applicable securities regulatory policy requires intermediaries, on receipt of Meeting Materials that seek voting instructions from Beneficial Shareholders indirectly, to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings on Form 54-101F7 – Request for Voting Instructions Made by Intermediary (“Form 54-101F7”). Every intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting or any adjournment or postponement thereof. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. Beneficial Shareholders who wish to appear in person and vote at the Meeting should be appointed as their own representatives at the Meeting in accordance with the directions of their intermediaries and Form 54-101F7. Beneficial Shareholders can also write the name of someone else whom they wish to attend at the Meeting and vote on their behalf. Unless prohibited by law, the person whose name is written in the space provided in Form 54-101F7 will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in Form 54-101F7 or this Circular.

The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a voting instruction form in lieu of the form of proxy. Beneficial Shareholders are requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Broadridge will then provide aggregate voting instructions to the Transfer Agent, which tabulates the results and provides appropriate instructions respecting the voting of shares to be represented at the Meeting or any adjournment or postponement thereof. By choosing to send the Meeting Materials to NOBOs directly, the Corporation (and not the intermediary holding Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you; and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

All references to Shareholders in this Circular and the accompanying form of proxy and Notice are to registered Shareholders unless specifically stated otherwise.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Shareholders of record as of April 4, 2025 are entitled to receive notice of and to attend and vote at the Meeting. As at the date hereof, the Corporation has 30,053,142 issued and outstanding Common Shares. Each Common Share entitles the holder to one vote in respect of any matter that may come before the Meeting.

Pursuant to the by-laws of the Corporation, a quorum is present at the Meeting if two or more voting persons are present in person and authorized to cast in the aggregate not less than 10% of the total number of votes attaching to all Common Shares.

To the knowledge of the directors and officers of the Corporation, as at the date hereof, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the issued and outstanding Common Shares other than:

Name	Number of Common Shares Owned or Controlled	Percent of Outstanding Common Shares
Neil Gagnon (Gagnon Securities LLC)	3,346,743	11.2%

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors or officers of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of any one of them, is or was indebted, directly or indirectly, to the Corporation or its subsidiaries at any time since the beginning of the last completed financial year of the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this Circular, no director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any other insider of the Corporation, nor any associate or affiliate of any one of them, has or has had, at any time since the beginning of the last completed financial year of the Corporation, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Corporation.

MATTERS TO BE CONSIDERED AT THE MEETING

Financial Statements

The audited financial statements of the Corporation and the auditors’ report thereon as at and for the financial year ended December 31, 2024 (the “Financial Statements”) will be placed before the Shareholders at the Meeting, but no vote by the Shareholders with respect thereto is required or proposed to be taken in respect of the Financial Statements. The Financial Statements were audited by PricewaterhouseCoopers LLP of Toronto, Ontario and are available under the Corporation’s profile on SEDAR+ at www.sedarplus.ca.

Election of Directors

At the Meeting, Shareholders are required to elect the directors of the Corporation to hold office until the next annual meeting of Shareholders or until the successors of such directors are elected or appointed. Shareholders will be asked to vote on the election of six directors at the Meeting, as further described below. There are currently six directors of the Corporation.

The persons designated as proxyholders in the accompanying form of proxy (absent contrary directions) intend to vote FOR the election of the directors as set forth above. The Corporation does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies held by the persons designated as proxyholders in the accompanying form of proxy will be voted for another nominee in their discretion unless the Shareholder has specified in his or her form of proxy that his or her Common Shares are to be withheld from voting in the election of directors.

The Board has adopted a policy that entitles each Shareholder to vote for each nominee on an individual basis. In addition, the Board has adopted a policy stipulating that if the votes in favour of the election of a director nominee at the Meeting represent less than a majority (50% + 1 vote) of the Common Shares voted and withheld, the nominee shall, immediately following the Meeting, submit his or her resignation to the Board for consideration. The Human Resources and Corporate Governance Committee shall consider and recommend to the Board whether or not to accept the resignation. The Board will accept the resignation absent exceptional circumstances which would warrant the applicable director continuing to serve on the Board. The Board will determine whether or not to accept the resignation within 90 days following the applicable annual meeting. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) shall be issued promptly following such determination. The nominee will not participate in any Human Resources and Corporate Governance Committee or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested elections.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director of the Corporation, all positions and offices in the Corporation presently held by such nominees, the nominees’ municipality, province or state and country of residence, principal occupation within the five preceding years, the period during which the nominees have served as directors, and the number and percentage of Common Shares and options to purchase Common Shares (“Options”) beneficially owned by the nominees, directly or indirectly, or over which control or direction is exercised.

Name, Age and Residence	Positions with the Corporation and Date First Appointed to the Board	Principal Occupation	Number and Percentage of Common Shares Beneficially Owned or Controlled	Number and Percentage of Options Beneficially Owned or Controlled
Arun Menawat Age: 70 Las Vegas, Nevada, USA	Chief Executive Officer and Director June 4, 2015	Chief Executive Officer and Director of the Corporation (since August 2016).	563,448 1.88%	764,093 28.2%
Brian Ellacott(2) Age: 68 Sanibel Island, Florida, USA	Director June 14, 2018	Chief Executive Officer Belmont Medical Technologies, a medical device company (since 2017).	68,000 0.23%	51,634 1.91%
Cynthia Lavoie(1) Age: 58 Gloucester, Ontario, Canada	Director March 2, 2021	President and Managing Director of AllosteRx Capital Management (Canada) Inc. (since 2018). President and Chief Investment Officer CCRM Enterprises Inc. (since Aug 2020).	6,000 0.02%	38,334 1.42%
Murielle Lortie(1)(3) Age: 56 Pointe-Claire, Québec, Canada	Director November 30, 2020	Chief Operating Officer Claridge Inc. (since January 2024); Chief Financial Officer Claridge Inc. (since September 2021); Chief Financial Officer and VP Finance of Liminal BioSciences (September 2018 to September 2021).	3,150 0.01%	38,334 1.42%
Arthur Rosenthal(1)(2)(4) Age: 78 Oro Valley, Arizona, USA	Director June 14, 2018	Professor of Practice in the Biomedical Engineering Department at Boston University (since 2010).	17,300 0.06%	51,634 1.91%
Kris Shah(2) Age: 64 Mississauga, Ontario, Canada	Director May 18, 2022	President, Baylis MedTech (since February 2022); President, Baylis Medical Company (2015 to February 2022).	-	18,334 0.68%

Notes:

(1)	Member of the Audit Committee.
(2)	Member of the Human Resources and Corporate Governance Committee.
(3)	Chair of the Audit Committee.
(4)	Chair of the Human Resources and Corporate Governance Committee.

Director Biographies

Arun Menawat – Chief Executive Officer and Director – Dr. Menawat has served as the Chief Executive Officer of Profound since 2016. He has an accomplished history of executive leadership success in the healthcare industry. Prior to joining Profound in August 2016, he served as the Chairman, President and CEO of Novadaq Technologies Inc., a Toronto Stock Exchange ("TSX") and Nasdaq listed company that marketed medical imaging and therapeutic devices for use in the operating room, from 2003 to 2016. Previously, he was President and Chief Operating Officer and Director of another publicly listed medical imaging software company, Cedara Software. His educational background includes a Bachelor of Science in Biology, University of District of Columbia, Washington, D.C., and a Ph.D. in Chemical Engineering, from the University of Maryland, College Park, MD, including graduate research in Biomedical Engineering from the National Institute of Health, Bethesda, MD. He also earned an Executive M.B.A. from the J.L. Kellogg School of Management, Northwestern University, Evanston, IL.

Brian Ellacott – Director – Mr. Ellacott is an experienced global medical device executive. Mr. Ellacott has served as Chief Executive Officer of Belmont Instrument since December 2017. Belmont Instrument is a Boston based private equity owned medical device company with a leading global position in fluid warming and infusion systems. Prior to Belmont Instrument, Mr. Ellacott was the President and CEO of Laborie. Laborie is a Urology and Gastroenterology medical device company based in Toronto with manufacturing facilities in Toronto, Montreal, Enschede, NL, Attikon, Switzerland and Portsmouth, New Hampshire. Mr. Ellacott joined private equity owned Laborie as President and CEO in July 2013 and in four years completed 14 global acquisitions tripling Laborie’s revenue and increasing EBITDA eight-fold. The company was ranked as one of the fastest growing and most profitable medical device companies in the world. Prior to joining Laborie, Mr. Ellacott served as Executive Vice President and General Manager of Invacare’s (NYSE: IVC) $1 billion North and South American homecare and rehabilitation business. Mr. Ellacott has also held executive positions with Baxter International and American Hospital Supply, with assignments in Canada, Australia and the United States. Mr. Ellacott serves on the board of Belmont Instrument and is the past Chairman of the board of the Canadian Assistive Devices Association. Mr. Ellacott holds a Bachelor of Business Administration Degree from Wilfrid Laurier University, Waterloo, Ontario, Canada and is a dual United States and Canadian citizen.

Cynthia Lavoie – Director – Dr. Lavoie has served as co-President and Managing Director of AllosteRx Capital Management Inc. (“AllosteRx”) since August 2018. She also serves as President and Chief Investment Officer of CCRM Enterprises since August 2020. Prior to co-founding AllosteRx, Cynthia was a General Partner with TVM Life Science Management Inc. (“TVM”), a global venture capital group with main offices in Munich and Montreal. She was recruited to TVM from VG (VenGrowth) Partners Inc., where she was a Partner and co-headed its life sciences fund. Cynthia is currently chair of the board of directors at Fibrocor Therapeutics, a fibrosis company in Toronto and Board Director of Apiary Therapeutics, a cell therapy start-up based in Toronto. A seasoned healthcare investment professional with 20 years of experience in venture capital, Dr. Lavoie’s expertise includes creating companies de novo and leading investments into businesses developing therapeutics, devices, and diagnostic tools. Cynthia has taken active roles on boards of companies located in Canada and the US from start-up to revenue-generating stages. These include Acer Therapeutics (NASDAQ: ACER) (acquired by Zevra Therapeutics), Cytochroma (acquired by OPKO Health), VisualSonics (acquired by SonoSite, now FujiFilm SonoSite), and Trillium Therapeutics (NASDAQ: TRIL) (acquired by Pfizer). Before joining the investment community, Dr. Lavoie served in a variety of academic and scientific leadership positions for 10 years, working with research institutes and life science companies. Cynthia earned her MBA with first class honors from Rotman School of Management at the University of Toronto and earned her Ph.D in Molecular Biology with Dean’s honors from McGill University.

Murielle Lortie – Director – Ms. Lortie has an accomplished history of financial leadership success within the global life science industry. She currently serves as Chief Financial Officer of Claridge Inc. since September 2021 and Chief Operating Officer since January 2024. Prior to joining Claridge Inc., Ms. Lortie was Chief Financial Officer Liminal BioSciences Inc. (“Liminal”), a Nasdaq-listed, clinical-stage biopharmaceutical company from September 2018 to September 2021. Prior to joining Liminal, Ms. Lortie was Vice President & Chief Financial Officer and Advisor to the CEO, Global Strategy, Mergers & Acquisitions at Pharmascience Inc. Previously, she has held senior positions in finance at Bristol Myers Squibb, including Vice-President of Finance for Bristol Myers Squibb Canada Co. and Global Director of Finance supporting BMS Headquarters. Ms. Lortie is a Chartered Professional Accountant and member of the Ordre des comptables professionnels agrées du Québec. She holds a Graduate Diploma in Accountancy from Concordia University and a Bachelor of Business Administration from Bishop’s University. She has extensive corporate governance experience, previously serving on the Boards of Bellus Health Inc. and Pharmascience Barbados Ltd. & Pharmascience International Ltd. Ms. Lortie is currently the Chair of the Board at Bishops University.

Arthur L. Rosenthal – Director – Dr. Rosenthal has served as director of Profound since June 2018. Dr. Rosenthal formerly served as director and Chair of the Compensation Committee for LivaNova PLC, a UK global medical technology company. Prior, Dr. Rosenthal served on the Cyberonics board of directors as a non-executive director and Chair of the Compensation Committee from January 2007 to October 2015. Since June 2010, Dr. Rosenthal has served as Professor of Practice in the Biomedical Engineering Department at Boston University. Since December 2011, Dr. Rosenthal has also served as CEO of gEyeCue, Ltd., which he co-founded, a development stage medical device company working on a guided biopsy for lower and upper gastrointestinal cancer screening. From June 2011 until July 2012, Dr. Rosenthal served as executive vice chairman of Cappella Medical Devices Ltd. (now ArraVasc Ltd.), a development-stage company focused on novel device solutions for coronary artery disease. From June 2009 until June 2011, Dr. Rosenthal served as President and CEO of Cappella, Inc. Dr. Rosenthal served as chairman, from January 2002, and CEO, commencing in January 2005, of Labcoat, Ltd. until its acquisition by Boston Scientific Corporation in December 2008. From January 1994 to May 2000, Dr. Rosenthal was a Senior Vice President, Corporate Officer, and Chief Development Officer of Boston Scientific, and from May 2000 until his retirement in January 2005, he was a Senior Vice President, Chief Scientific Officer, and Executive Committee Member of Boston Scientific. From 2000 until 2010, Dr. Rosenthal served as a non-executive director, and from 2006 through 2009, as chairman of the Remuneration Committee, of Renovo, Ltd., a U.K. based pharmaceutical company that became publicly traded in 2006. In July 2009, Dr. Rosenthal joined the board of Interface Biologics, Inc., a Toronto-based development stage company focused on drug delivery devices, as a non-executive director. In April 2011, Dr. Rosenthal was elected Chairman at Interface Biologics, Inc. From April 2013 to May 2015, Dr. Rosenthal served as non-executive director and Member of the Compensation Committee of Arch Technologies, Inc. and is currently a member of Arch’s Clinical Advisory Board. In 2015, Dr. Rosenthal was appointed to the Industrial Advisory Committee, CURAM (National University in Galway, Ireland). Since 2003, Dr. Rosenthal has been a Fellow of the American Institute of Medical and Biological Engineering.

Kris Shah – Director – Kris Shah is the president of Baylis Medical Technologies, Inc. (“Baylis”), a leader in the development and commercialization of innovative medical devices in the fields of radiology and neurosurgery. Headquartered in Canada, Baylis also provides contract manufacturing services to some of the world’s leading medical device companies. Kris joined Baylis in 1989 as a co-founder and served as president from 2015 until it was acquired by Boston Scientific in 2022. Baylis is a leading developer, manufacturer, and distributor of specialized medical devices for interventional cardiology. Baylis had previously divested its interventional pain management business to Kimberly Clark Corporation (now Avanos Medical, Inc.) in 2009, and its bone tumor ablation business (OsteoCool) to Medtronic plc in 2016. Kris also co-founded the consulting business OME Group in 1991, which was sold to Ernst and Young in 2011. Kris is an active board member for AdvaMed Accel and Intellijoint Surgical. In the past he has served on the boards of Venture Lab, MEDEC, and the Business Advisory Committee of HTX and Conavi Medical Inc. His list of accomplishments includes numerous patents, the Ernst and Young Entrepreneur Award for Healthcare in Quebec (2011) and the University of Waterloo Alumni Achievement Award (2014). Kris has a B.Sc. in Electrical Engineering from the University of Waterloo.

Cease Trade Orders, Bankruptcies and Penalties

No proposed director is, or has been, within the 10 years prior to the date hereof, a director, chief executive officer or chief financial officer of any company that:

(a)	was the subject of a cease trade or similar order, or an order that denied such company access to any exemptions under applicable securities legislation for a period of more than 30 consecutive days that was issued while the proposed director was acting as director, chief executive officer or chief financial officer; or

(b)	was the subject of a cease trade or similar order, or an order that denied such company access to any exemptions under applicable securities legislation for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as set forth below, no proposed director is, or has been within the 10 years prior to the date hereof a director or executive officer of any other issuer that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Dr. Menawat was a director of Spartan Bioscience Inc. (“Spartan”) from September 2020 to July 2021. On April 5, 2021, Spartan filed a Notice of Intention to File a Proposal (the “NOI”) under the Bankruptcy and Insolvency Act with the Office of the Superintendent in Bankruptcy. On June 21, 2021, the NOI proceeding was continued under the Companies’ Creditors Arrangement Act. On December 1, 2021, Spartan entered bankruptcy.

No proposed director has, within the 10 years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

No proposed director has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by any securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for the proposed director.

Approval of Unallocated Options

General

Section 613(a) of the TSX Company Manual provides that every three years after the institution of a security based compensation arrangement, all unallocated rights, options or other entitlements under such arrangement which does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the issuer’s directors and by the issuer’s security holders. As the Corporation’s amended and restated share option plan (the “Share Option Plan”) is considered to be a security-based compensation arrangement and as the maximum number of Common Shares issuable pursuant to the Share Option Plan is not a fixed number, but is instead equal to 13% of the outstanding Common Shares, approval is being sought at the Meeting to approve the grant of unallocated options (“Options”) under the Share Option Plan. Options are considered to be “allocated” under the Share Option Plan when issued and Options which remain available for grant under the Share Option Plan are referred to as “unallocated”.

As at the date of this Circular, there were 2,111,036 Options issued and outstanding, representing approximately 7.0% of the outstanding Common Shares. Accordingly, 1,795,872 Options remain unallocated and available for grant under the Share Option Plan, representing approximately 6.0% of the outstanding Common Shares. The terms of the Share Option Plan are fully described in this Circular under the heading “Statement of Executive Compensation – Share Option Plan”.

Shareholder Approval

At the Meeting, Shareholders will be asked to pass the following ordinary resolution approving the unallocated Options issuable pursuant to the Share Option Plan:

“BE IT RESOLVED THAT:

1. all unallocated options under the share option plan of the Corporation are hereby approved;

2. the Corporation shall have the ability to continue granting options under the share option plan of the Corporation until May 14, 2025, being the date that is three years from the date hereof; and

3. any one director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to 10 be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

If approval is obtained at the Meeting, the Corporation will not be required to seek further approval of the grant of unallocated Options under the Share Option Plan until May 14, 2028. If approval is not obtained at the Meeting, Options which have not been allocated as of May 14, 2025, and Options which are outstanding as of May 14, 2025, and which are subsequently cancelled, terminated or exercised, will not be available for a new grant of Options under the Share Option Plan. Previously allocated Options will continue to be unaffected by the approval or disapproval of the resolution. If approval is not obtained at the Meeting, the Board will have to consider alternate forms of performance-based compensation, including additional cash bonuses, a share appreciation plan or other means in order to attract and retain qualified personnel.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote FOR the foregoing resolution. The persons designated as proxyholders in the accompanying form of proxy (absent contrary directions) intend to vote FOR the foregoing resolution.

Appointment of Auditor

At the Meeting, the Shareholders are required to appoint the auditors of the Corporation. Shareholders will be asked to vote on the appointment of PricewaterhouseCoopers LLP and to authorize the Board to fix their remuneration.

The persons designated as proxyholders in the accompanying form of proxy (absent contrary directions) intend to vote FOR the appointment of the auditors as set forth above.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives

Profound has relied on the experience of the Board and the Human Resources and Corporate Governance Committee in setting executive compensation. In considering compensation awards, the Human Resources and Corporate Governance Committee has considered the skill level of its executives as well as comparable levels of compensation for individuals with similar capabilities and experience. In regard to Profound’s current executive compensation arrangements, the Human Resources and Corporate Governance Committee has considered such factors as Profound’s current financial situation, the estimated financial situation of Profound in the mid-term and the need to attract and retain the key executives necessary for Profound’s long-term success. The Human Resources and Corporate Governance Committee has determined that at this stage of Profound it is appropriate that compensation be in the form of base salary, Options, a potential bonus award and certain benefits plans.

Profound has established a Human Resources and Corporate Governance Committee, comprised of three independent directors, currently, Arthur Rosenthal (Chair), Brian Ellacott and Kris Shah. The Human Resources and Corporate Governance Committee oversees the Corporation’s remuneration policies and practices. The principal responsibilities of the Human Resources and Corporate Governance Committee include:

(a)	with respect to human resources: (i) assist the Board in ensuring that the necessary policies and processes are in place by which all employees of the Corporation, with special attention to the executive group, will be fairly and competitively compensated; and (ii) produce a report on executive compensation for inclusion in the Corporation’s proxy statement as required by applicable rules and regulations; and

(b)	with respect to corporate governance: (i) identify individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders; and (ii) develop and recommend to the Board the corporate governance guidelines and processes applicable to the Corporation, review these guidelines and processes at least annually and recommend changes to the Board.

A copy of the Human Resources and Corporate Governance Committee’s charter is available on Profound’s website at https://profoundmedical.com/investors/#governance.

Compensation Philosophy and Objectives of Compensation Programs

The executive compensation program adopted by Profound and applied to its executive officers is designed to:

(a)	attract and retain qualified and experienced executives who have international business and operations experience and will contribute to the success of Profound;

(b)	ensure that the compensation of the executive officers provides a competitive base compensation package, with additional compensation to reward success and create a strong link between corporate performance and compensation; and

(c)	motivate executive officers to enhance long term shareholder value, with current compensation being weighted toward at-risk long-term incentives in the form of Options and restricted share units (“RSUs”) so as to foster alignment with the interests of the Shareholders.

The goals of the compensation program are to attract and retain the most qualified people with relevant experience, to motivate and reward such individuals on a short term and long-term basis, and to create alignment between corporate performance and compensation. The Human Resources and Corporate Governance Committee and the Board intend that the total cash components of compensation (base salary plus annual cash bonus) target the median of a benchmark group in comparable industries with similar market capitalization (the “Compensation Peer Group”).

Aggregate compensation (including annual cash bonus and equity-based compensation) payable to each NEO (as defined below) is based on the achievement of certain performance goals. Performance goals are established annually and designed to align with the Corporation’s strategic objectives. As described in greater detail below, performance goals affect equity-based compensation grants and annual cash bonuses.

Profound does not believe that its compensation programs encourage excessive or inappropriate risk taking as: (i) employees receive both fixed and variable compensation, and the fixed (salary) portion provides a steady income regardless of Common Share value which allows employees to focus on the business; (ii) the Share Option Plan encourages a long term perspective due to the vesting provisions of the options (see “Share Option Plan” below); and (iii) annual bonus is earned only if short-term objectives of the Corporation are achieved. Profound believes that the compensation program is appropriately structured and balanced to motivate its executives and reward the achievement of annual performance goals, as well as the achievement of long term growth in shareholder value. NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Aligning Management and Shareholders

The Corporation’s compensation program seeks to align management interests with Shareholder interests through both short-term and long-term incentives linking compensation to performance. The short-term incentive is an annual cash bonus which is linked to individual performance and the Corporation’s performance. Further, long-term incentives of Option grants comprise a significant portion of overall compensation for the Corporation’s NEOs (as defined herein). The Human Resources and Corporate Governance Committee believes this is appropriate because it creates a direct correlation between variations in the Corporation’s share price (which is based in part on the Corporation’s financial performance) and the compensation of its NEOs, thereby aligning the interests of the Corporation’s executives and Shareholders.

Clawback Policy

The Corporation has adopted a clawback policy which applies to cash bonus awards made, and RSUs granted, to the NEOs and any other individuals as determined by the Board from time to time. Under the clawback policy, a clawback may be triggered if an NEO is indicted for or convicted of an act involving gross negligence, fraud, theft, dishonesty or willful misconduct. Among other remedial actions, the enforcement of the clawback policy may involve forfeiture or cancellation of unpaid cash bonus awards or unvested RSUs and recoupment of the value of such awards. The Human Resources and Corporate Governance Committee will continue to keep this policy under review as part of its regular risk review.

Compensation Peer Group

In reviewing and approving the Corporation’s 2024 compensation program, the Human Resources and Corporate Governance Committee considered the recommendations of the CEO, which were based upon public disclosure information available for the Compensation Peer Group. The Human Resources and Corporate Governance Committee retained the services of Radford, a business unit of Aon Hewitt, as its external independent compensation advisor to review the Corporation’s executive compensation program. In 2024, Radford assembled a benchmark peer group report to serve as a comparator for compensation purposes. The selection criteria for the comparator companies were based on revenue, market capitalization, business focus and headcount. Radford was paid executive compensation related fees of $40,000 in 2024 and $11,800 in 2023 and no other fees in such years. Radford was originally retained in 2017.

With the assistance of Radford’s benchmark peer group report, the following 2024 Compensation Peer Group was established.

Compensation Peer Group
Anika Therapeutics Inc.	Avita Medical Inc.
Butterfly Network Inc.	ClearPoint Neuro Inc.
Delcath Systems Inc.	EDAP TMS S.A.
Ekso Bionics Inc.	Hyperfine Inc.
KORU Medical Systems Inc.	Lucid Diagnostics Inc.
NeuroPace Inc.	Pulse Biosciences Inc.
Semler Scientific Inc.	Senseonics Holdings Inc.
SI-BONE Inc.	Sight Sciences Inc.
Venus Concept Inc.

Base Salary

Base salary is intended to reflect an executive officer’s position within the corporate structure, his or her years of experience and level of responsibility, and salary norms in the sector and the general marketplace. As such, decisions with respect to base salary levels for executive officers are not based on objective identifiable performance measures but for the most part are determined by reference to competitive market information for similar roles and levels of responsibility, as well as more subjective performance factors such as leadership, commitment, accountability, industry experience and contribution. The Corporation’s view is that a competitive base salary is a necessary element for retaining qualified executive officers, as it creates a meaningful incentive for individuals to remain at Profound and not be unreasonably susceptible to recruiting efforts by the Corporation’s competitors.

In determining the base salary of the Named Executive Officers (as defined herein), the Board considered: (i) recruiting and retaining executives critical to the success of Profound and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and Shareholders; and (iv) rewarding performance, both on an individual basis and with respect to operations in general.

Long-term Incentives

Long-term incentives, in the form of Options, are intended to align the interests of Profound’s directors and its executive officers with those of the Shareholders, to provide a long-term incentive that rewards these individuals for their contribution to the creation of shareholder value and to reduce the cash compensation Profound would otherwise have to pay. The Share Option Plan is administered by the Board. In establishing the number of Options to be granted to any particular executive officer, reference was made to the number of Options granted to officers of other companies involved in similar businesses. The Board also considers previous grants of Options and the overall number of Options that are outstanding relative to the number of outstanding Common Shares in determining whether to make any new grants of Options and the size and terms of any such grants, as well as the performance of the executive officer as demonstrated through his or her level of effort, time, responsibility, ability, experience, level of commitment and performance goals in determining the level of incentive share option compensation.

Bonus Awards

The Board will consider whether it is appropriate and in the best interests of the Corporation to award a discretionary cash bonus to executive officers for the most recently completed financial year and if so, in what amount. A cash bonus may be awarded to reward performance that has led to increased value for Shareholders through property acquisitions or divestitures, the formation of new strategic or joint venture relationships and/or capital raising efforts.

Quantitative performance objectives include the achievement of the Corporation’s revenue target, departmental and individual goals, which may be quantitative or qualitative in nature. These have been established for each individual executive officer by the Board with alignment of such corporate/individual goals with the CEO and include objectives such as research and product development, company productivity, revenue growth and long-term strategic guidance of the Corporation. These corporate, departmental and individual goals form the basis for the review of the executive officers and the determination of cash bonuses at the end of each year with the Board. These awards are reviewed yearly to ensure that corporate performance metrics and individual goals are consistent from year to year.

Bonus award payments are based on the following assessment of:

(a)	whether or not the executive officers have successfully met or exceeded the established corporate, departmental and individual performance metrics and goals;

(b)	the executive officers’ decisions and actions and whether or not they are aligned with the Corporation’s long-term growth strategy and have created value for Shareholders;

(c)	whether any near-term goals and objectives were not met because the executive officers made decisions in the best long-term interests of the Corporation or due to factors outside of the executive officers’ control; and/or

(d)	additional initiatives undertaken by the executive officers, which were not contemplated in the initial objectives.

The following targets, as a percentage of base salary, were approved for each NEO for the fiscal year ending December 31, 2024:

Position	Target
CEO	80%
Other NEOs	20 - 50%

Benefits Plans

The Named Executive Officers are entitled to life insurance, health and dental benefits.

Performance Graph

The following graph illustrates the cumulative return to Shareholders of a $100 investment in Common Shares from December 31, 2019 to December 31, 2024, as compared to the cumulative total return on the Standard & Poor’s/TSX Index and Standard & Poor’s/Nasdaq Composite Index for the same period, assuming the reinvestment of cash distributions and/or dividends.

	December 31, 2019 $	December 31, 2020 $	December 31, 2021 $	December 31, 2022 $	December 31, 2023 $	December 31, 2024 $
Profound Medical	100.00	177.56	96.68	98.17	75.25	63.80
S&P/TSX Composite Index	100.00	102.17	124.38	113.61	122.82	144.92
Nasdaq Composite Index	100.00	143.64	174.36	116.64	167.30	215.22

The trend shown in the above graph does not necessarily correspond to the Corporation’s trend of compensation for the NEOs (as defined herein) for the period disclosed above. The Corporation considers a number of factors in connection with its determination of appropriate levels of compensation including, but not limited to, the demand for and supply of skilled professionals with experience in the medical device industry, individual performance, the Corporation’s performance (which is not necessarily tied exclusively to the trading price of the Common Shares on the TSX and Nasdaq) and other factors discussed under “Compensation Discussion and Analysis” above.

Named Executive Officers

The following individuals are considered the “Named Executive Officers” or “NEOs” for the purposes of the disclosure:

(a)	each individual who, during any part of the most recently completed financial year, served as the Corporation’s Chief Executive Officer or CEO, including an individual performing functions similar to a CEO;

(b)	each individual who, during any part of the most recently completed financial year, served as the Corporation’s Chief Financial Officer or CFO, including an individual performing functions similar to a CFO;

(c)	each of the three most highly compensated executive officers of the Corporation, including its subsidiaries, or the three highly compensated officers acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was more than C$150,000 for the fiscal year ended December 31, 2024; and

(d)	each individual who would be a Named Executive Officer under paragraph (c) but for the fact the individual was not an executive officer of the Corporation and was not acting in a similar capacity as of December 31, 2024.

Summary Compensation Table

The following table sets forth information concerning the total compensation for the three most recently completed financial years paid to the Named Executive Officers as of the most recently completed financial year. Dr. Menawat is the only officer of the Corporation that also serves as a director of the Corporation.

Name and Principal Position	Year	Salary ($)	Share-Based Awards ($)	Option-Based Awards ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compensation (1) ($)	Total Compensation ($)
					Annual Incentive Plan ($)	Long Term Incentive Plan ($)
Arun Menawat Chief Executive Officer and Director	2024 2023 2022	514,439 370,244 343,750	595,395(2) 454,079(3) 364,503(4)	1,185,443(5) - -	167,737 65,625 208,125	- - -	- - -	- - -	1,948,575 889,948 916,378
Rashed Dewan(7) Chief Financial Officer	2024 2023 2022	252,003 195,173 206,146	267,923(2) 454,079(3) 291,602(4)	740,902(5) - -	47,963 20,004 44,228	- - -	- - -	- - -	1,308,791 669,256 541,976
Mathieu Burtnyk(7) President	2024 2023 2022	252,003 195,173 206,146	178,615(2) 181,631(3) 291,602(4)	938,475(5) - -	47,963 20,004 39,955	- - -	- - -	- - -	1,417,056 396,808 537,703
Tom Tamberrino(7) Chief Commercial Officer	2024 2023 2022	66,456 - -	- - -	987,869(5) - -	- - -	- - -	- - -	- - -	1,054,325 - -
Abbey Goodman(8) Chief Commercial Officer	2024 2023 2022	399,153 324,346 218,750	119,074(2) 181,631(3) 291,602(4)	- - -	25,000 50,000 135,000	- - -	- - -	- - -	543,227 555,977 645,352

Notes:

(1) Nil indicates that perquisites and other personal benefits did not exceed C$50,000 or 10% of the total salary of the NEO for the financial year.

(2)	The value shown is the product of the number of RSUs granted multiplied by the Common Share TSX closing price on the grant date of C$12.85.

(3)	The value shown is the product of the number of RSUs granted multiplied by the Common Share TSX closing price on the grant date of C$12.38.

(4)	The value shown is the product of the number of RSUs granted multiplied by the Common Share TSX closing price on the grant date of C$9.41.

(5)	Option based awards granted utilize the Black-Scholes option pricing model to determine the fair value. The input factors to determine the fair value were volatility 70%, exercise price C$11.14, interest rate 3.17% and expected life of 6 years. This methodology was chosen to be consistent with the accounting fair value used by the Corporation in its financial statements and since the Black-Scholes option pricing model is a commonly used methodology for valuing options which provides an objective and reasonable estimate of fair value.

(6)	Amounts paid in Canadian dollars and converted to United States dollars for reporting purposes. On December 31, 2024, the exchange rate for Canadian dollars expressed in United States dollars (as reported by the Bank of Canada) was C$1.00 = US$0.695.

(7)	Mr. Tamberrino joined the Corporation on October 14, 2024.

(8)	Ms. Goodman was terminated from her role as Chief Commercial Officer effective October 24, 2024.

Outstanding Option-Based and Share-Based Awards

The following table sets forth information with respect to the unexercised Options granted under the Share Option Plan and RSUs granted under the Corporation’s long-term incentive plan (the “LTIP”) to the NEOs that were outstanding as of December 31, 2024.

Name and Principal Position	Option-Based Awards				Share-Based Awards
	Number of Common Shares Underlying Unexercised Options	Option Exercise Price (C$)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)(6)	Number of RSUs that have not Vested	Market Value of RSUs that have not Vested ($)(7)	Market Value of Vested RSUs not paid out or Distributed ($)
Arun Menawat(1) Chief Executive Officer and Director	93,406 1,650 8,345 35,439 167,392 98,573 49,287 240,000	14.60 13.50 11.00 11.00 9.20 17.44 22.08 11.14	Aug 22, 2026 Sep 15, 2026 Nov 24, 2026 Dec 21, 2026 May 16, 2029 May 20, 2030 May 21, 2031 Nov 18, 2034	- - - - 186,140 - - -	70,001	525,428	-
Rashed Dewan(2) Chief Financial Officer	3,000 5,000 7,500 4,500 2,500 27,667 51,533 150,000	15.00 13.50 11.00 8.50 9.20 17.44 22.08 11.14	Sept 8, 2025 July 19, 2026 Nov 24, 2026 Nov 16, 2027 May 16, 2029 May 20, 2030 May 21, 2031 Nov 18, 2034	- - - 7,193 2,780 - - -	56,668	425,350	-
Mathieu Burtnyk(3) President	3,000 2,500 42,000 18,333 30,867 190,000	15.00 8.50 9.20 17.44 22.08 11.14	Sept 8, 2025 Nov 16, 2027 May 16, 2029 May 20, 2030 May 21, 2031 Nov 18, 2034	- 3,996 46,704 - - -	36,668	275,230	-
Tom Tamberrino(4) Chief Commercial Officer	200,000	11.14	Nov 18, 2034	-	-	-	-
Abbey Goodman(5) Chief Commercial Officer	15,000 10,000 15,333 53,696	11.23 15.15 17.44 22.08	Nov 18, 2029 Mar 12, 2030 May 20, 2030 May 21, 2031	- - - -	-	-	-

Notes:

(1)	Dr. Menawat holds 694,092 Options, with 448,948 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(2)	Mr. Dewan holds 251,700 Options, with 96,329 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(3)	Dr. Burtnyk holds 286,700 Options, with 93,498 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(4)	Mr. Tamberrino holds 200,000 Options, with nil of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(5)	As of December 31, 2024, Ms. Goodman held 94,029 Options, with 94,029 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(6)	The value shown is the product of the number of Common Shares underlying the Option multiplied by the difference between the Common Share TSX closing price on December 31, 2024 of C$10.80 and the exercise price.

(7)	The value shown is the product of the number of outstanding RSUs multiplied by the Common Share TSX closing price on December 31, 2024 of C$10.80.

Incentive Plan Awards ― Value Vested or Earned During the Year Ended December 31, 2024

The following table sets forth information with respect to the value of Options vested during the year ended December 31, 2024 as well as the cash bonuses granted to the NEOs during the year ended December 31, 2024.

Name and Principal Position	Option-Based Awards Value Vested During Year ($)(1)	Share-Based Awards Value Vested During Year ($)(2)	Non-Equity Incentive Plan Compensation Value earned during the year ($)
Arun Menawat Chief Executive Officer and Director	-	595,395	167,737
Rashed Dewan Chief Financial Officer	-	267,923	47,963
Mathieu Burtnyk President	-	178,615	47,963
Tom Tamberrino Chief Commercial Officer	-	-	-
Abbey Goodman Chief Commercial Officer	-	119,074	25,000

Notes:

(1)	The value shown is the product of the number of Common Shares underlying the Options that vested during the year multiplied by the difference between the Common Share TSX closing price on the day the Options vested and the exercise price of the Options that vested.

(2)	The value shown is the product of the number of Common Shares underlying the RSUs that vested during the year multiplied by the Common Share TSX closing price on the day the RSUs vested.

Termination and Change of Control Benefits

Each of Dr. Menawat, Mr. Dewan, Dr. Burtnyk, Mr. Tamberrino and Ms. Goodman are a party to an executive employment agreement (the “Executive Employment Agreements”) with the Corporation. The Executive Employment Agreements have an indefinite term and contain standard confidentiality and non-solicitation provisions. Profound has agreed pursuant to the Executive Employment Agreements that each of Dr. Menawat, Mr. Dewan, Dr. Burtnyk, Mr. Tamberrino and Ms. Goodman will receive base salaries determined by the Board and may receive discretionary bonuses, grants of Options, grants of RSUs, reimbursement of expenses, benefits and certain perquisites as set forth in the Executive Employment Agreements, with the amounts paid in 2024 with respect to such matters set forth in the Summary Compensation Table.

The following table sets forth information with respect to the estimated aggregate dollar amount to which each current NEO would have been entitled if the event resulting in termination of employment occurred on December 31, 2024.

Name	Triggering Event	Cash Payment	Value of Bonus and other Benefits	Value of Option Awards	Total Payout
Arun Menawat	Termination with cause/resignation	-(1)	-	-(2)	-
	Termination without cause/Termination with a change of control	$550,000(4)	$440,000	$186,140(2)	$1,176,140
Rashed Dewan	Termination with cause/resignation	-(1)	-	-(2)	-
	Termination without cause/Termination with a change of control	$300,000(5)	$112,195(3)	$9,973(2)	$422,168
Mathieu Burtnyk	Termination with cause/resignation	-(1)	-	- (2)	-
	Termination without cause/Termination with a change of control	$150,000 (6)	$107,922(3)	$50,700(2)	$308,622
Tom Tamberrino	Termination with cause/resignation	-(1)	-	- (2)	-
	Termination without cause/Termination with a change of control	$150,000(7)	-(3)	-(2)	$150,000
Abbey Goodman	Termination with cause/resignation	-(1)	-	-(2)	-
	Termination without cause/Termination with a change of control	$150,000(8)	-(3)	-(2)	$150,000

Notes:

(1)	In the event of a termination for just cause or resignation, the Corporation shall have no further obligation to Dr. Menawat, Mr. Dewan, Dr. Burtnyk, Mr. Tamberrino or Ms. Goodman, as applicable, other than the payment of unpaid base salary, any bonus declared but not yet paid, plus all outstanding vacation pay and expense reimbursement.

(2)	The value shown is the product of the number of Common Shares underlying the vested Options multiplied by the difference between the Common Share TSX closing price on December 31, 2024 of C$10.80 and the exercise price.

(3)	The value shown is a sum of the semi annual cost of benefits and the average cash bonus paid in respect of the years ended December 31, 2024, 2023 and 2022.

(4)	If Dr. Menawat’s employment is terminated without cause, he is entitled to twelve months of pay of base salary in lieu of notice and an amount equal to the then current target annual bonus prorated based on the number of days elapsed in the calendar year until the date of termination as a percentage of the total number of days in such calendar year.

(5)	If Mr. Dewan’s employment is terminated without cause, he is entitled to the greater of: (i) twelve months’ notice; or (ii) the minimum notice (or pay in lieu) and minimum severance, if any, to which he would be entitled under employments standards legislation.

(6)	If Dr. Burtnyk’s employment is terminated without cause, he is entitled to six months’ notice and minimum severance, if any, to which he would be entitled under employments standards legislation.

(7)	If Mr. Tamberrino’s employment is terminated without cause, he is entitled to the greater of: (i) six months’ notice; or (ii) the minimum notice (or pay in lieu) and minimum severance, if any, to which he would be entitled under employments standards legislation.

(8)	Ms. Goodman was terminated from her role as Chief Commercial Officer effective October 24, 2024. In connection with her termination, Ms. Goodman received a cash payment of $150,000, equal to six months’ notice.

Director Compensation

The directors of the Corporation, other than the current CEO, were paid an annual fee of $50,000 for their services in respect of the financial year-ended December 31, 2024. The Chair of the Audit Committee is entitled to an additional annual fee of $5,000 and the Chair of the Human Resources and Corporate Governance Committee is entitled to an additional annual fee of $5,000. Audit Committee members are entitled to an additional annual fee of $2,500 and Human Resources and Corporate Governance Committee members are entitled to an additional annual fee of $2,500. Directors of the Corporation are also eligible to receive Options and/or deferred share units (“DSUs”) as an initial grant when joining the Board and on an annual basis. Except as set out below, directors are not eligible to receive other compensation.

Summary Compensation Table

The following table sets forth information concerning compensation paid to the non-executive directors for the year ended December 31, 2024.

Name	Fees Earned ($)	Option-based awards ($)	Share-based awards ($)(1)	All Other Compensation ($)	Total ($)
Brian Ellacott	57,500	-	38,468	-	95,968
Cynthia Lavoie	52,500	-	38,468	-	93,468
Murielle Lortie	55,000	-	38,468	-	95,968
Arthur Rosenthal	57,500	-	38,468	-	95,968
Kris Shah	52,500	-	38,468	-	90,968

Notes:

(1)	The directors were granted 5,000 DSUs each. The value shown is the product of the number of DSUs issued multiplied by the Common Share TSX closing price on the grant date, November 18, 2024, of C$11.07.

Outstanding Option-Based and Share-Based Awards

The following table sets forth information with respect to the unexercised Options granted under the Share Option Plan and DSUs granted under the LTIP to the non-executive directors that were outstanding as of December 31, 2024.

Name	Option-Based Awards				Share-Based Awards
	Number of Common Shares Underlying Unexercised Options	Option Exercise Price (C$)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)(5)	Number of DSUs that have not Vested	Market or payout value of DSUs that have not vested ($)	Market or payout value of vested DSUs not paid out or distributed ($)(6)
Brian Ellacott(1)	3,300 10,000 10,000 10,000	10.20 11.23 17.44 22.08	June 15, 2028 Nov 18, 2029 May 20, 2030 May 21, 2031	1,376 - - -	8,334	62,555	75,060
Cynthia Lavoie(2)	10,000 10,000	28.16 22.08	March 3, 2031 May 21, 2031	- -	8,334	62,555	75,060
Murielle Lortie(3)	10,000 10,000	23.02 22.08	Dec 15, 2030 May 21, 2031	- -	8,334	62,555	75,060
Arthur Rosenthal(4)	3,300 10,000 10,000 10,000	10.20 11.23 17.44 22.08	June 15, 2028 Nov 18, 2029 May 20, 2030 May 21, 2031	1,376 - - -	8,334	62,555	75,060
Kris Shah	-	-	-	-	8,334	62,555	75,060

Notes:

(1)	Mr. Ellacott holds 33,300 Options, with 32,264 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(2)	Dr. Lavoie holds 20,000 Options, with 18,345 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(3)	Ms. Lortie holds 20,000 Options, with 18,964 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(4)	Dr. Rosenthal holds 33,300 Options, with 32,264 of these Options vested and exercisable and the remaining balance vesting over a three year period from their respective grant dates.

(5)	The value shown is the product of the number of Common Shares underlying the Option multiplied by the difference between the Common Share TSX closing price on December 31, 2024 of C$10.80 and the exercise price.

(6)	The value shown is the product of the number of outstanding DSUs multiplied by the Common Share TSX closing price on December 31, 2024 of C$10.80.

Incentive Plan Awards ― Value Vested or Earned During the Year Ended December 31, 2024

The following table sets forth information with respect to the value of Options vested during the year ended December 31, 2024 as well as the cash bonuses granted to non-executive directors during the year ended December 31, 2024.

Name	Option-Based Awards Value Vested During Year ($)(1)	Share-Based Awards Value Vested During the Year ($)(2)	Non-Equity Incentive Plan Compensation Value earned during the year ($)
Brian Ellacott	-	12,899	-
Cynthia Lavoie	-	12,899	-
Murielle Lortie	-	12,899	-
Arthur Rosenthal	-	12,899	-
Kris Shah	-	12,899	-

Notes:

(1)	The value shown is the product of the number of Common Shares underlying the Options that vested during the year multiplied by the difference between the Common Share TSX closing price on the day the Options vested and the exercise price of the Options that vested.

(2)	The value shown is the product of the number of Common Shares underlying the DSUs that vested during the year multiplied by the Common Share TSX closing price on the day the DSUs vested.

Share Option Plan

The Corporation's amended and restated share option plan (the “Share Option Plan”) is administered by the Board which may, from time to time, delegate to a committee of the Board, all or any of the powers conferred to the Board under the Share Option Plan. The Share Option Plan was originally adopted by the Board on June 4, 2015, and then amended and restated on December 8, 2016 and again on July 13, 2018.

The amendments made on July 13, 2018 were as follows: (i) inclusion of the Insider Participation Limits (as defined herein); (ii) removal of TSX Venture Exchange (“TSXV”) required participation limits since the Corporation was no longer listed on the TSXV; (iii) clarification to the share reserve since the Corporation was listed on the TSX and pursuant to the Share Option Plan, the reserve changed from a fixed number to a fixed percentage as described below; (iv) inclusion of an additional amendment to the list of amendments that require Shareholder approval (being removing or exceeding the Insider Participation Limits); and (v) other amendments of a housekeeping nature.

The Share Option Plan provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, consultants and any other person or entity engaged to provide ongoing services to the Corporation non-transferable Options, provided that the maximum number of Common Shares reserved for issuance under the Share Option Plan is equal to 13% of the issued and outstanding shares in the capital of the Corporation at the time of any Option grant. If any Option is exercised, cancelled, expired, surrendered or otherwise terminated for any reason, the number of Common Shares in respect of which the Option is exercised, cancelled, expired, surrendered or otherwise terminated, as the case may be, will again be available for purchase pursuant to Options granted under the plan. As at December 31, 2024, 2,291,152 Options have been granted under the Share Option Plan, which represents 7.6% of the issued and outstanding Common Shares of the Corporation as at December 31, 2024. As at December 31, 2024, 798,023 Options are available for grant under the Share Option Plan, which represents 2.7% of the issued and outstanding shares in the capital of the Corporation as at December 31, 2024.

The aggregate number of Common Shares that may be (i) issued to insiders of the Corporation within any one-year period, or (ii) issuable to insiders of the Corporation at any time, in each case, under the Share Option Plan alone or when combined with all other security-based compensation arrangements of the Corporation, cannot exceed 10% of the outstanding Common Shares (the “Insider Participation Limits”).

The Board shall determine the exercise price of the Options, provided that, it cannot be less than the Market Price of the Common Shares on the date of grant. For the purposes of the Share Option Plan, “Market Price” means the volume-weighted average price of the Common Shares on the stock exchange where the majority of trading volume and value of the Common Shares occurs, for the five trading days immediately preceding the relevant date on which the Market Price is to be determined.

The expiry date for an Option shall not be later than the 10th anniversary of the date an Option is granted, subject to the expiry date falling with a corporate blackout period or within 5 business days following the expiry of such a blackout period, in which case the expiry date will be extended to the 10th business day following the expiry of the blackout period.

Unless otherwise specified by the Board, each Option generally vests and becomes exercisable as to 1/4 on the first anniversary of the date of grant and as to 1/36 on the first day of each calendar month thereafter. The Board has the discretion to permit accelerated vesting of Options.

The Corporation does not provide any financial assistance to optionees to facilitate the purchase of Common Shares issued pursuant to the exercise of Options under the Share Option Plan. Options granted under the Share Option Plan are not transferable or assignable (except to an optionee’s estate) and no Options may be exercised by anyone other than the optionee or his or her legal representative during the lifetime of the optionee.

The Share Option Plan contains the following provisions regarding the exercise and cancellation of Options following a change in the employment status of an optionee. In the event of:

(a)	an optionee’s retirement, the optionee will continue to participate in the plan and each Option that has vested or that vests within 12 months following the retirement date continues to be exercisable until the earlier of the Option’s expiry date and the date that is 12 months from the retirement date, and any Options that have not been exercised by such time will immediately expire and be cancelled;

(b)	an optionee’s death or disability, each vested Option is exercisable until the earlier of the Option’s expiry date and 6 months following the date of death or disability, as applicable, and any Options that have not been exercised by such time will immediately expire and be cancelled;

(c)	a termination without cause for an employee optionee, or the termination by the Corporation or an affiliate of a consulting agreement or arrangement (other than for breach) or the death or disability of a consultant, each vested Option is exercisable until the earlier of the Option’s expiry date and 90 days following the date of termination, death or disability, as applicable, and any Options that have not been exercised by such time will immediately expire and be cancelled;

(d)	a termination for cause or resignation of an employee optionee, or the termination by the Corporation or an affiliate of a consulting agreement or arrangement (for breach) or the voluntary termination by the consultant, all Options (whether vested or unvested) terminate on the date of termination or resignation, as applicable; and

(e)	a director (who is not an employee or consultant) ceases to hold office, each vested Option is exercisable until the earlier of the Option’s expiry date and 60 days following the cessation date, and any Options that have not been exercised by such time will immediately expire and be cancelled.

The Board may from time to time, without notice and without Shareholder approval, amend, modify, change, suspend or terminate the Share Option Plan or any Options granted thereunder as it, in its discretion determines appropriate, provided, however, that no such amendment, modification, change, suspension or termination of the Share Option Plan or any Option granted thereunder may materially impair any rights of an optionee or materially increase any obligations of an optionee under the plan without the consent of the optionee, unless the Board determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements. Amendments that can be made by the Board without Shareholder approval include, but are not limited to, housekeeping amendments, amendments to comply with applicable law or stock exchange rules, amendments necessary for Options to qualify for favorable treatment under applicable tax laws, amendments to the vesting provisions of the Share Option Plan or any Option, amendments to include or modify a cashless exercise feature, amendments to the termination or early termination provisions of the Share Option Plan or any Option, and amendments necessary to suspend or terminate the Share Option Plan. Shareholder approval is required for the following amendments to be made to the Share Option Plan:

(a)	increase to the number of Common Shares reserved for issuance under the Share Option Plan, except pursuant to the provisions in the plan that permit the Board to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(b)	reduce the exercise price of an Option, except pursuant to the provisions in the plan that permit the Board to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(c)	extend the term of an Option beyond the original expiry date, except where an expiry date would have fallen within a blackout period or within 5 business days following the expiry of such a blackout period;

(d)	permit an Option to be exercisable beyond 10 years from its date of grant, except where an expiry date would have fallen within a blackout period;

(e)	permit Options to be transferred other than for normal estate settlement purposes;

(f)	remove or exceeds the Insider Participation Limits;

(g)	permit awards, other than the Options, to be granted under the Share Option Plan; or

(h)	delete or reduce the range of amendments which require Shareholder approval.

As required by section 613 of the TSX Company Manual, the Corporation’s annual burn rate, which represents the number of Options granted under the Share Option Plan divided by the weighted average number of Common Shares outstanding as at the end of a fiscal year, was 7.3% in 2022, 6.9% in 2023 and 5.4% in 2024.

Description of the Corporation’s LTIP

On May 20, 2020, the Shareholders approved the adoption of the LTIP. The LTIP is an incentive-based equity compensation plan that provides for the grant of RSUs and DSUs.

The RSUs may be granted to any director, officer, employee or consultant of the Corporation or any of its affiliates and any such person’s personal holding company, as designated by the Board in a resolution (the “RSU Participants”) upon the terms and conditions set forth in a grant agreement. The DSUs may be granted to any director of the Corporation who has been designated by the Corporation for participation in the LTIP and who has agreed to participate in the LTIP (the “DSU Participants”, together with the RSU Participants, the “Participants”), upon the terms and conditions set forth in a grant agreement. Subject to Board approval, once each fiscal year, a DSU Participant may elect to be paid up to 100% of this or her annual board retainer in the form of DSUs, with the remaining balance (if any) being paid in cash.

The LTIP was amended and restated by the Board on April 3, 2023, with respect to the revisions to the LTIP’s amendment provision intended to more closely track the TSX amendment provision requirements and governance best practices (as further described below). Other than the revisions to the amendment provision, none of the amendments made to the LTIP required Shareholder approval. The amendments made to the LTIP that did not require Shareholder approval include decreasing the maximum number of Common Shares issuable pursuant to the LTIP from 13% of the outstanding Common Shares to 4.9% of the outstanding Common Shares, provided that, the maximum number of Common Shares which may be reserved for issuance pursuant to all of the Corporation's security-based compensation arrangements shall not in the aggregate exceed 13% of the issued and outstanding Common Shares including new non-employee director participation limits, including a new default vesting schedule for DSUs, permitting DSU Participants holding vested DSUs to elect settlement timing (subject to certain restrictions), providing the Corporation with the ability to elect whether vested DSUs are settled in Common Shares or cash, including a clawback provision, and other amendments of an administrative or “housekeeping” nature. These amendments do not require Shareholder approval because of the LTIP’s amendment provision that allows these amendments to be made without Shareholder approval.

The LTIP is intended to advance the interests of the Corporation by: (i) providing Participants with additional incentives; (ii) rewarding the performance of the Participants through the issuance of the Units; (iii) increasing the proprietary interest of the Participants in the success of the Corporation; (iv) encouraging the Participants to remain with the Corporation or its affiliates; and (v) attracting new directors, employees, officers and consultants to the Corporation or its affiliates.

The LTIP will be administered by the Board and the Human Resources and Corporate Governance Committee. The Board is responsible for, among other things, granting the RSUs to the RSU Participants, granting the DSUs to the DSU Participants, determining the terms of such grants, and interpreting the LTIP and all agreements entered into thereunder. Pursuant to the LTIP, the number of RSUs (including fractional RSUs) granted at any particular time will be calculated by dividing (i) the dollar amount of such grant by (ii) the market value of a Common Share on the applicable grant date, which is equal to the volume weighted average trading price of all Common Shares traded on the TSX (or other exchange where the Common Shares are listed) for the five (5) trading days immediately preceding such date (the “Market Value”). The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing (i) the dollar amount of such grant by (ii) the Market Value of a Common Share on the applicable grant date.

The RSUs will vest 1/3 on each of the first, second and third anniversary dates of the original grant, provided that the RSU Participant is continuously employed by or in service with the Corporation, or any of its affiliates, until the respective vesting date. The Board would have the option to add any performance-based vesting criteria at its discretion. After the RSUs have vested, a Canadian RSU Participant may deliver a settlement notice to the Corporation in respect of any or all vested RSUs it desires to settle. U.S. RSU Participants must settle any vested RSUs within 70 days after such RSUs vested unless otherwise specified in the grant agreement. The Corporation may elect to settle the vested RSUs in cash, in Common Shares issued from treasury, or a combination thereof. Since the form of settlement (i.e. cash and/or Common Shares) is at the option of the Corporation, all RSUs must settle no later than December 31 in the third calendar year following the year in which the services giving rise to the RSUs were rendered.

DSUs granted prior to April 3, 2023 and any DSUs that a director elects to receive in lieu of annual cash board retainers will vest on the DSU termination date, which is the date on which the DSU Participant ceases to be a director and, if applicable, an employee of the Corporation for any reason. DSUs granted on or after April 3, 2023 will vest 1/3 on each of the first, second and third anniversary dates of the original grant, provided that the DSU Participant is continuously in service with the Corporation, or any of its affiliates, until the respective vesting date.

After the DSUs have vested and following a DSU Participant ceasing to hold all positions with the Corporation, a Participant may elect when to settle the Participant’s vested DSUs (subject to certain restrictions) and the Corporation will elect to settle such DSUs in such DSU Participant’s notional account for cash, Common Shares issued from treasury, or a combination thereof. U.S. DSU Participant’s shall settle any vested DSUs within 70 days on the date from such DSU Participant incurs a “separation from service” within the meaning of Section 409A of U.S. Internal Revenue Code of 1986.

The maximum number of Common Shares which may be reserved for issuance under the LTIP cannot exceed 4.9% of the issued and outstanding Common Shares from time to time on a non-diluted basis (representing an aggregate of 1,471,951 Common Shares as at December 31, 2024), provided that the Board may make appropriate adjustments in the Common Shares issuable or amounts payable to preclude a dilution or enlargement of the benefits under the LTIP as a result of a consolidation, share split or similar change in the capital structure of the Corporation, subject to any required approval by any stock exchange or regulatory authority. As at December 31, 2024, an aggregate of 416,291 Units, representing approximately 1.4% of the issued and outstanding Common Shares, are outstanding under the LTIP. As at December 31, 2024, an aggregate of 399,709 Units, representing approximately 1.3% of the issued and outstanding Common Shares, are available for grant under the LTIP.

Certain other restrictions on grants apply, including that: (i) the number of Common Shares issuable to insiders (as a group), at any time, under the LTIP and any other security-based compensation arrangements, including the Share Option Plan, shall not exceed 10% of the Corporation’s issued and outstanding Common Shares; (ii) the number of Common Shares issued to insiders (as a group), within a one-year period, under the LTIP and any other security-based compensation arrangements cannot exceed 10% of the Corporation’s issued and outstanding Common Shares; and (iii) the Corporation is prohibited from granting to any individual non-employee director of the Corporation more than $150,000 worth of awards under any security-based compensation arrangement of the Corporation (with no more than $100,000 attributable to stock options) annually based on the grant date fair value of the Units, other than in respect of awards granted to non-employee directors in lieu of cash fees on a value for value basis.

Under the LTIP, the Corporation will not provide financial assistance to Participants in connection with the settlement of Units by Participants. Except as the Board may otherwise determine, if a RSU Participant ceases to be a RSU Participant for any reason, including, without limitation, as a result of his or her resignation, voluntary or involuntary termination (including with or without cause), retirement, disability, or death, any unvested RSUs held by such RSU Participant shall expire. Each DSU Participant is entitled to terminate his or her participation in the LTIP by filing a termination notice with the designated officer of the Corporation. Thereafter, any portion of such DSU Participant’s annual board retainer payable and all subsequent annual board retainers shall be paid in cash.

In no event may the rights or interests of a Participant under the LTIP be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or by the laws of succession and distribution.

Any Unit which is subject to recovery, cancellation, forfeiture, revocation or recoupment under applicable laws, stock exchange listing requirements or policies adopted by the Corporation, including the Corporation’s clawback policy, will be subject to such deductions, cancellations, forfeitures, revocations, recoupments and clawbacks as may be required pursuant to such laws, stock exchange listing requirements or policies.

In the event of a change of control, merger, amalgamation, arrangement, business combination or other transaction pursuant to which the Common Shares of the Corporation are converted into, or exchanged for, other property, whether in the form of securities of another entity, cash or otherwise, any surviving or acquiring company must, (i) assume any Unit outstanding under the LTIP on substantially the same economic terms and conditions as the LTIP; or (ii) substitute or replace restricted share units and deferred share units, as applicable for those RSUs and DSUs outstanding under the LTIP on substantially the same economic terms and conditions. In the event any surviving or acquiring company neglects or refuses (as determined by the Board, acting reasonably) to assume any Units or to substitute or replace similar restricted share units and deferred share units, as applicable, for those outstanding RSUs and DSUs in connection with a such an event, then with respect to any Units held by Participants, the vesting of such Units will automatically accelerate and be fully vested. Additionally, the Board may, in its discretion: (a) terminate, conditionally or otherwise and on such terms as it sees fit, the RSUs not settled following successful completion of such event; and (b) accelerate, conditionally or otherwise and on such terms as it sees fit, the vesting of Units or otherwise modify the terms of the Units to assist the Participants to obtain the advantage of holding Common Shares during the event.

In the event of a potential change of control following a take-over bid, the Board may, in its discretion, conditionally or otherwise and on such terms as it sees fit, accelerate the vesting of all of a Participant’s unvested Units to a date prior to the expiry date of such take-over bid or offer, such that all of a Participant’s Units will immediately vest at such time. In such event, all RSUs so vested may be settled conditionally or otherwise, from such date until their respective expiry date so as to permit the Participant to tender the Common Shares received upon such settlement pursuant to the take-over bid or offer.

The Board may make certain amendments to the LTIP or to any Unit outstanding thereunder without seeking shareholder approval, including, but not limited to, housekeeping amendments, amendments to comply with applicable law or stock exchange rules, amendments necessary for Units to qualify for favorable treatment under applicable tax laws, amendments to the vesting provisions of the LTIP or any Unit, amendments to the termination or early termination provisions of the LTIP or any Unit, and amendments necessary to suspend or terminate the LTIP. Only the following types of amendments will not be able to be made without obtaining shareholder approval:

•	increasing the number of Common Shares reserved for issuance under the LTIP (other than as a result of a share split or similar change in the capital structure of the Corporation);

•	permitting awards to be transferred or assigned other than for normal estate settlement purposes;

•	permitting the introduction or reintroduction of non-employee directors as participants on a discretionary basis or increasing limits previously imposed on non-employee director participation;

•	removing or exceeding the participation limits on insiders;

•	amendments which delete or reduce the range of amendments which require approval by the Shareholders; and

•	amendments required to be approved by shareholders under applicable laws or the rules, regulations and policies of any stock exchange on which the Common Shares are listed.

As required by section 613 of the TSX Company Manual, the Corporation’s annual burn rate, which represents the number of Units granted under the LTIP divided by the weighted average number of Common Shares outstanding as at the end of a fiscal year, was 2.4% in 2022, 2.7% in 2023 and 1.7% in 2024.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the securities of the Corporation that are authorized for issuance under the Share Option Plan and the LTIP as at the end of the Corporation’s most recently completed financial year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by securityholders	2,707,443(1)	C$14.13 per Common Share(2)	1,197,732(3)
Equity compensation plans not approved by securityholders	-	-	-
Total	2,707,443	C$14.13 per Common Share	1,197,732(4)

Notes:

(1)	Consists of options to purchase 2,291,152 Common Shares outstanding under the Share Option Plan, and 416,291 Common Shares subject to RSUs and DSUs outstanding under the LTIP as of December 31, 2024.

(2)	Reflects the weighted-average exercise price of options to purchase Common Shares outstanding as of December 31, 2024.

(3)	Consists of 798,023 Common Shares reserved under the Share Option Plan, and 399,709 Common Shares reserved under the LTIP as of December 31, 2024.

(4)	The aggregate maximum number of Common Shares that may be issued under the LTIP may not exceed 4.9% of the issued and outstanding Common Shares from time to time on a non-diluted basis. The aggregate maximum number of Common Shares that may be issued under the Share Option Plan, together with all other security-based compensation arrangements of the Corporation, is limited to 13% of the issued and outstanding Common Shares.

CORPORATE GOVERNANCE

The Board is committed to a high standard of corporate governance practices. The Board believes that this commitment is not only in the best interests of the Shareholders but that it also promotes effective decision making at the Board level. The Board is of the view that its approach to corporate governance is appropriate and continues to work to align with the recommendations currently in effect and contained in National Policy 58-201 - Corporate Governance Guidelines which are addressed below.

Board Mandate

The Board has responsibility for the stewardship of the Corporation. The Board has adopted a written mandate for the Board (the “Mandate”) to confirm and enhance the Board’s ongoing duty and responsibility for stewardship of the Corporation, a copy of which is available on the Corporation’s website at www.profoundmedical.com. and attached hereto as Schedule “A”. The Board is ultimately responsible for supervising the management of the business and affairs of the Corporation and, in doing so, is required to act in the best interests of the Corporation. The Board generally discharges its responsibilities either directly or through the Audit Committee and the Human Resources and Corporate Governance Committee. Specific responsibilities of the Board set out in the Mandate include:

(a)	Appointing Management – including approval of the Chief Executive Officer, the compensation of the executive officers and the oversight of succession planning programs;

(b)	Board Organization – including responding to recommendations received from the Human Resources and Corporate Governance Committee, but the Board retains the responsibility for managing its own affairs;

(c)	Strategic Planning – including the review and approval of the Corporation’s business, financial and strategic plans on at least an annual basis;

(d)	Monitoring of Financial Performance and Other Financial Reporting Matters – including the review of the Corporation’s ongoing financial performance and results of operations and review and approval of the Corporation’s audited and interim consolidated financial statements and management’s discussion and analysis of financial conditions and results of operations;

(e)	Risk Management – including the identification of the Corporation’s principal business risks and the implementation of appropriate systems to effectively monitor and manage such risks;

(f)	Policies and Procedures – including the approval and monitoring of all policies and procedures including those related to corporate governance, ethics and confidentiality;

(g)	Communication and Reporting – including the oversight of the timely and accurate disclosure of financial reports and other material corporate developments; and

(h)	Other Responsibilities – including those related to position descriptions, orientation and continuing education, nomination of directors and Board evaluations and matters in respect of any disposition, material commitment or venture, or significant expenditure in either monetary or business terms.

Composition of the Board

Director Independence

Brian Ellacott, Cynthia Lavoie, Murielle Lortie, Arthur Rosenthal and Kris Shah are all “independent” as such term is defined by National Instrument 58-101 – Disclosure of Corporate Governance Practices. Arun Menawat is non-independent as he is the Chief Executive Officer of the Corporation. Each of the independent directors has no direct or indirect material relationship with the Corporation, including any business or other relationship, which could reasonably be expected to interfere with the director’s ability to act with a view to the best interests of the Corporation or which could reasonably be expected to interfere with the exercise of the director’s independent judgment.

If the Chairman is not independent, the independent directors may select one of their members to be appointed lead independent director of the Board (“Lead Independent Director”) for such term as the independent directors may determine. The Lead Independent Director is responsible for chairing meetings of the independent directors and seeking to ensure that the Board is able to carry out its role.

Dr. Arun Menawat acts as Chairman of the Board. Since Dr. Menawat is not independent, Brian Ellacott has been appointed Lead Independent Director of the Board.

The table below shows the current Board and committee membership.

	Committees
	Year Appointed	Audit	Human Resources and Corporate Governance Committee
Independent Board Members
Brian Ellacott	2018	-	Member
Cynthia Lavoie	2021	Member	-
Murielle Lortie	2020	Chair	-
Arthur Rosenthal	2018	Member	Chair
Kris Shah	2022	-	Member
Not Independent – Management
Arun Menawat (Chairman)	2015	-	-

Meetings of Independent Directors

The entire complement of independent directors on the Board and each of the committees meet regularly without management present. The Chairman of the Board conducts these sessions at Board meetings and the Chair of each committee conducts them at committee meetings. During the last financial year ended December 31, 2024, there were six such meetings of the independent directors.

Chairman of the Board

Dr. Arun Menawat is the Chief Executive Officer of the Corporation and as a result does not meet the Board’s independence standards. The primary functions of the Chairman are to facilitate the operations and deliberations of the Board and the satisfaction of the Board’s responsibilities under its Mandate. The Chairman’s key responsibilities include duties relating to providing overall leadership to the Board, chairing board and Shareholder meetings, acting as a liaison between management, the members of the Board and the Chairs of the various committees of the Board, and communicating with Shareholders and regulators. The responsibilities of the Chairman are reviewed by the Human Resources and Corporate Governance Committee and considered by the Board for approval each year.

Director Term Limits and Other Mechanics of Board Renewal

The Board has not established any term limits for directors, as the Board takes the view that term limits are an arbitrary mechanism for removing directors which can result in valuable, experienced directors being forced to leave the Board solely because of length of service. The Board’s priorities continue to be ensuring the appropriate skill sets are present amongst the Board to optimize the benefit to the Corporation. The Board conducts annual evaluations of the individual directors, the committees of the Board and the Chairman of the Board, which are overseen by the Human Resources and Corporate Governance Committee, to ensure these objectives are met. See “Board Assessments”.

Board Meetings

The Board holds a minimum of one regular quarterly meeting and a corporate strategy session each year, as well as additional meetings as required. An in camera session of the directors is held at each regularly scheduled Board and committee meeting, as demeed necessary, so that the independent members of the Board have an opportunity to meet without the presence of management members of the Board.

Meeting Attendance

Name	Board Meetings Attended in 2024		Committee Meetings Attended in 2024
	No.	%	No.	%
Arun Menawat	6 of 6	100%	-	-
Brian Ellacott	6 of 6	100%	3 of 3(2)	100%
Cynthia Lavoie	6 of 6	100%	4 of 4(1)	100%
Murielle Lortie	6 of 6	100%	4 of 4(1)	100%
Arthur Rosenthal	6 of 6	100%	7 of 7(1)(2)	100%
Kris Shah	6 of 6	100%	3 of 3(2)	100%

Notes:

(1)	Audit Committee.
(2)	Human Resources and Corporate Governance Committee.

Orientation and Continuing Education

Pursuant to the Mandate, it is the responsibility of the Board to provide an orientation program for new directors and ongoing educational opportunities for all directors. New directors are expected to participate in an initial information session on the Corporation in the presence of its senior executive officers to learn about, among other things, the business of the Corporation, its financial situation and its strategic planning. All directors will receive a record of public information about the Corporation, as well as other relevant corporate and business information including corporate governance practices of the Corporation, the structure of the Board and its standing committees, its corporate organization, the charters of the Board and its standing committees, the Code (as defined herein) and other relevant corporate policies.

Continuing education opportunities are directed at enabling individual directors to maintain or enhance their skills and abilities as directors, as well as ensuring that their knowledge and understanding of the Corporation’s affairs remains current. Directors are kept informed as to matters which may impact the Corporation’s operations through regular reports and presentations at Board and committee meetings.

Code of Business Conduct and Ethics

The Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) for directors, officers and employees and is available on our website at www.profoundmedical.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein. The objective of the Code is to provide guidelines for maintaining the integrity, reputation, honesty, objectivity and impartiality of the Corporation and its subsidiaries. The Code addresses compliance with laws, conflicts of interest, corporate opportunity, confidentiality, fair dealing with customers, suppliers, competitors, officers and employees, protection and proper use of company assets and accounting complaints. The Board has the ultimate responsibility for the stewardship of the Code and is responsible for considering any request for waivers from the Code. Any waiver of the Code’s provisions is subject to the disclosure and other provisions of applicable securities laws and the applicable rules of any and all securities exchanges on which the securities of the Corporation are listed and posted for trading. A copy of the Code is available on the Corporation’s website at www.profoundmedical.com. If we make any amendment to the Code or grant any waivers, including any implicit waiver, from a provision of the Code, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC. Disclosure regarding any amendments to, or waivers from, provisions of the Code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

The Board monitors compliance with the Code and reviews it on at least an annual basis to determine whether updates are appropriate. Where a director or officer has any interest in or a perceived conflict involving a contract or business relationship with the Corporation, that director or officer is excluded from all discussions and deliberations regarding the contract or relationship and such director abstains from voting in respect thereof. Directors and executive officers have disclosed to the Corporation all directorships held by such member and the existence and nature of any interests that could result in a conflict situation with the Corporation.

The Board has also adopted a whistleblower policy (the “Whistleblower Policy”) relating to the reporting of inappropriate activity to encourage and promote a culture of ethical business conduct. The Whistleblower Policy is intended to encourage and facilitate the reporting of questionable accounting, internal accounting controls or auditing matters.

Nomination of Directors

The Human Resources and Corporate Governance Committee has the responsibility for reviewing the composition of the Board by taking into account, among other things, its size and the particular competencies and skills of its members. The Human Resources and Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, will then identify potential Board nominees and recommend such nominees for election as directors based on the competencies and skills each new member possesses in the context of the needs of the Corporation. The Board as a whole is then responsible for nominating new directors. The Human Resources and Corporate Governance Committee is composed entirely of independent directors.

The Board seeks nominees that have the following characteristics: (i) a track record in general business management; (ii) special expertise in an area of strategic interest to the Corporation; (iii) the ability to devote time; and (iv) support for the Corporation’s mission and strategic objectives.

While the Corporation has not adopted a written policy relating to the identification and nomination of women directors, it recognizes that diversity is an economic driver of competitiveness for companies and it strives to promote an environment and culture conducive to the appointment of well qualified persons so that there is appropriate diversity to maximize the achievement of corporate goals. Gender of a potential candidate is one component in the overall list of factors the Human Resources and Corporate Governance Committee considers when selecting candidates for executive officer and senior manager appointments, and membership on the Board and its committees. The Human Resources and Corporate Governance Committee is of the opinion that if gender was the overriding factor governing the selection of Board nominees, it could unduly restrict the Board’s ability to select the most appropriate nominees and candidates. The Corporation has not adopted targets regarding women on the Board or women in executive officer and senior management positions as it does not believe that such targets are necessary at this time given the size of the Board and that the director nomination process recognizes the benefits of diversity. There are currently two women on the Board.

Director and Executive Compensation

The Human Resources and Corporate Governance Committee oversees the remuneration policies and practices of the Corporation. The principal responsibilities of the Human Resources and Corporate Governance Committee include: (i) considering the Corporation’s overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Corporation’s directors’ and executive officers’ compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Corporation, and (iii) making recommendations to the Board in respect of director and executive officer remuneration matters, with the overall objective of ensuring maximum Shareholder benefit from the retention of high quality board and executive team members.

Board Assessments

The Board is responsible for ensuring that there is a process in place for annually evaluating the effectiveness and contribution of the Chief Executive Officer, the Board, the committees of the Board, the Chairman of the Board and the individual directors based on their applicable terms of reference or position description.

The objective of the assessments is to ensure the continued effectiveness of the Board in the execution of its responsibilities and to contribute to a process of continuing improvement. In addition to any other matters the Board deems relevant, the assessments may consider in the case of the Board or a committee, the applicable terms of reference, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board.

The Human Resources and Corporate Governance Committee annually reviews and makes recommendations to the Board on the method and content of such evaluations and oversees the evaluation process.

Board Committees

The Board has two standing committees, being the Audit Committee and the Human Resources and Corporate Governance Committee. Below is a description of the committees and their current membership.

Audit Committee

The Audit Committee oversees the accounting and financial reporting practices and procedures of the Corporation’s financial statements. The principal responsibilities of the Audit Committee include: (i) the integrity of the consolidated financial statements of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the public accountants’ qualifications and independence; and (iv) the performance of the Corporation’s internal audit function and public accountants. The Audit Committee shall oversee the preparation of and review the report required by the rules of any and all securities regulatory bodies to which the Corporation is subject to be included in the Corporation’s annual proxy statement. The Audit Committee Charter is attached hereto as Schedule “B”.

Composition of the Audit Committee

The following are the current members of the Audit Committee:

Name	Independence	Financial Literacy
Cynthia Lavoie	Independent	Financially Literate
Murielle Lortie	Independent	Financially Literate
Arthur Rosenthal	Independent	Financially Literate

Relevant Education and Experience

The relevant education and experience of each member of the Audit Committee, is provided above, under the heading “Election of Directors”. All of the Audit Committee members are independent of management of the Corporation as required by the TSX and each member is financially literate in that each has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed financial period was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in Schedule “B” attached hereto.

External Auditor Service Fees (By Category)

The aggregate fees billed by the Corporation’s external auditor in the last two fiscal years as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees	Tax Fees(2)	All Other Fees
December 31, 2024	$583,000	$ -	$75,000	$ -
December 31, 2023	$386,000	$ -	$69,000	$ -

Notes:

(1)	Audit fees includes annual audit, quarterly reviews and work performed in relation to offerings.
(2)	Tax fees includes fees related to annual tax returns and scientific research credit return along with tax and transfer pricing advice.

Human Resources and Corporate Governance Committee

The Human Resources and Corporate Governance Committee is comprised of Brian Ellacott, Kris Shah and Arthur Rosenthal. All three members are independent directors.

The key responsibilities of the Human Resources and Corporate Governance Committee include:

(a)	Annually review and approve corporate goals and objectives relevant to compensation of executive officers for whom compensation is required to be individually reported under applicable securities laws, evaluate the NEOs’ performance in light of those goals and objectives, and set the NEOs’ respective compensation levels based on this evaluation.

(b)	Annually review the Chief Executive Officer’s evaluation of the performance of the other officers of the Corporation and such other senior management and key employees of the Corporation or any subsidiary of the Corporation as may be identified to the Committee by the Board (collectively, the “Designated Executives”) and review the Chief Executive Officer’s recommendations with respect to the amount of compensation to be paid to the Designated Executives.

(c)	Annually review, assess the competitiveness and appropriateness of and approve the compensation package of each of the Designated Executives.

(d)	Review and approve any employment contracts or arrangements with each of the Designated Executives, including any retiring allowance arrangements or any similar arrangements to take effect in the event of a termination of employment.

(e)	Review and recommend to the Board compensation policies and processes and in particular, the compensation policies and processes for the Designated Executives.

(f)	In determining the long-term incentive component of the Chief Executive Officer’s compensation and each Designated Executive’s compensation, consider the Corporation’s performance and relative shareholder return, the value of similar incentive awards to executives at comparable companies, and the awards given to Corporation executives in past years.

(g)	Make recommendations to the Board with respect to incentive compensation and equity-based plans, and review and make recommendations with respect to the performance or operating goals for participants in such plans.

(h)	Have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and have sole authority to approve the consultant’s fees and other retention terms.

(i)	Adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

(j)	Review and report to the Board on the appropriateness of the succession planning of the Corporation, including appointing, training and monitoring senior management.

(k)	Review the significant human resources policies, plans and programs of the Corporation to ensure they are supportive of the Corporation’s near and long-term strategies.

(l)	Undertake on behalf of, and in an advisory capacity to, the Board such other initiatives as may be necessary or desirable to assist the Board in discharging its responsibility to ensure that appropriate human resources development, performance evaluation, compensation and management development programs are in place and operating effectively.

Position Descriptions

The Board has developed written position descriptions which identify the responsibilities of the Chairman of the Board and the Chief Executive Officer. The Board has not developed written position descriptions for the Chair of each committee of the Board. The Board believes that the charters of the Audit Committee and the Human Resources and Corporate Governance Committee adequately delineate the roles of the Chairs of such committees. Each of the Audit Committee and the Human Resources and Corporate Governance Committee are responsible for reviewing their respective charters on a regular basis and to recommend to the Board any changes as considered appropriate from time to time.

Corporate Governance

The Corporation qualifies as a “Foreign Private Issuer,” as defined in Rule 3b-4 under the Exchange Act. As a result, in accordance with Nasdaq listing requirements, the Corporation may rely on home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards.

Although the Corporation has voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, the Corporation will maintain its status as a foreign private issuer. While the Corporation voluntarily follows most Nasdaq corporate governance rules, it may choose to take advantage of limited exemptions from the following:

•	U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder;

•	Regulation FD;

•	Section 16 rules requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades in a short period of time, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act;

•	the requirement that the Board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement to have independent director oversight of director nominations.

The Corporation intends to follow Canadian corporate governance practices in lieu of Nasdaq corporate governance requirements as follows:

The Corporation intends to adopt and approve material changes to equity incentive plans in accordance with TSX listing rules, which do not impose a requirement of shareholder approval for such actions. In addition, the Corporation intends to follow the TSX listing rules in respect of private placements instead of Nasdaq requirements to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company) and the minimum quorum requirement for a shareholders meeting. Under Nasdaq listing rules, the required minimum quorum for a shareholders meeting is 33 1/3% of the outstanding common shares, and the Corporation’s minimum quorum requirement is only 10% of the total number of voting rights attaching to all outstanding common shares.

Although the Corporation may rely on certain home country corporate governance practices, the Corporation must comply with Nasdaq’s Notification of Noncompliance requirement (Nasdaq Rule 5625) and the Voting Rights requirement (Nasdaq Rule 5640). Further, the Corporation must have an audit committee that satisfies Nasdaq Rule 5605(c)(3), which addresses audit committee responsibilities and authority and requires that the audit committee consist of members who meet the independence requirements of Nasdaq Rule 5605(c)(2)(A)(ii).

The Corporation intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq listing rules. Accordingly, the Corporation’s shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Shareholder Communications to our Board of Directors

Generally, shareholders who have questions or concerns should contact the Corporation’s Investor Relations team at 647-476-1350. However, any stockholders who wish to address questions regarding the Corporation’s business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 2400 Skymark Ave. Unit #6, Mississauga, Ontario, L4W5K5, Canada. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded.

AUDITOR

The auditors of the Corporation are PricewaterhouseCoopers LLP, Chartered Professional Accountants, Licensed Public Accountants, PwC Tower, 18 York Street, Suite 2500, Toronto, ON M5J 0B2. PricewaterhouseCoopers LLP has served as the Corporation’s auditor since June 22, 2015.

MANAGEMENT CONTRACTS

The Corporation does not currently have any management contracts in place.

ADDITIONAL INFORMATION

Financial information pertaining to the Corporation is provided in the Financial Statements and related management’s discussion and analysis. Copies of the Financial Statements and related management’s discussion and analysis can be obtained by contacting Stephen Kilmer, Investor Relations, at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5. Additional information relating to the Corporation is available on the SEDAR+ website at www.sedarplus.ca.

DIRECTOR APPROVAL

The contents of this Circular and the sending thereof to the Shareholders, directors and auditor of the Corporation have been approved by the Board.

(Signed) “Arun Menawat”

Arun Menawat
Director and Chief Executive Officer
April 4, 2025

SCHEDULE “A”

PROFOUND MEDICAL CORP.
(the “Company”)

BOARD MANDATE

INTRODUCTION

The term “Company” herein shall refer to Profound Medical Corp. and the term “Board” shall refer to the Board of Directors of the Company.

The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhances and preserves the underlying value of the Company.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.

QUALIFICATIONS OF DIRECTORS

A majority of the directors will be “independent.” No director will be deemed independent unless the Board affirmatively determines the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a material relationship with the Company. The Board will observe all additional criteria for determining director independence pursuant to the rules of any and all securities exchange(s) on which the securities of the Company are listed and posted for trading, and other governing laws and regulations. The Board shall consider and affirmatively determine whether each individual director is independent on an annual basis.

DUTIES OF DIRECTORS

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee and the Human Resources and Corporate Governance Committee. Only independent members may serve on any of the foregoing committees of the Board. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. Each of the standing committees of the Board will have its own charter. The charter will set forth the responsibilities of each committee, procedures of the committee and how the committee will report to the Board.

Directors must fulfill their responsibilities consistent with their fiduciary duty to the Company in compliance with all applicable laws and regulations. Directors will take into consideration the interests of shareholders, employees, the members of communities in which the Company operates, and all other stakeholders in the Company.

In addition to the Board’s primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company’s strategic objectives, principal duties include, but are not limited to the following categories:

Appointment of Management

1.	The Board has the responsibility for approving the appointment of the Chief Executive Officer and all other officers of the Company and approving the compensation of the executive officers for whom compensation is required to be individually reported under applicable securities laws (or “named executive officers”), following a review of the recommendations of the Human Resources and Corporate Governance Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the named executive officers and other executive officers and ensure the named executive officers and other executive officers create a culture of integrity throughout the Company.

2.	The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3.	The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

Board Organization

4.	The Board will respond to recommendations received from the Human Resources and Corporate Governance Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chair of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

5.	The Board supports the separation of the role of the Chair of the Board from the role of Chief Executive Officer. In the event the Chair of the Board is not independent, the independent directors shall appoint an independent lead director.

6.	The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

7.	Independent directors will meet in camera as needed. Normally, such meetings will occur at the end of regularly schedule board meetings.

8.	The Board has the authority to hire independent legal, financial or other advisors as it deems necessary.

Strategic Planning

9.	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

10.	The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risks of the business.

11.	The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

Monitoring of Financial Performance and Other Financial Reporting Matters

12.	The Board is responsible for enhancing congruence between shareholder expectations, Company plans and management performance.

13.	The Board is responsible for:

a.	adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

b.	taking action when Company performance falls short of its goals or as other special circumstances warrant.

14.	The Board shall be responsible for approving the audited consolidated financial statements; interim consolidated financial statements and the notes and Management’s Discussion and Analysis accompanying such consolidated financial statements.

15.	The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemption of securities, acquisitions and dispositions of material property, plant and equipment and material capital expenditures.

Risk Management

16.	The Board has responsibility for the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

17.	The Board is responsible for the Company’s internal control and management information systems.

Policies and Procedures

18.	The Board is responsible for:

a.	developing the Company’s approach to corporate governance and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

b.	approving policies and procedures designed to ensure the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

19.	The Board enforces its policy respecting confidential treatment of the Company’s proprietary information and Board deliberations.

20.	The Board is responsible for monitoring compliance with the Company’s Code of Ethics. Any waivers from the code that may be granted for the benefit of the Company’s directors or executive officers must be granted by the Board (or a Board committee) only.

Communications and Reporting

21.	The Board has approved and will revise from time to time as circumstances warrant a Corporate Disclosure Policy to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.

22.	The Board is responsible for:

a.	overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

b.	overseeing that the financial results are reported fairly and in accordance with Canadian generally accepted accounting standards and related legal disclosure requirements;

c.	taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

d.	reporting annually to shareholders on its stewardship for the preceding year; and

e.	overseeing the Company’s implementation of systems that accommodate feedback from stakeholders.

Position Descriptions

23.	The Board is responsible for:

a.	if deemed necessary, developing position descriptions for the Chair of the Board, the chair of each Board committee and the Chief Executive Officer (which will include delineating management’s responsibilities);

b.	approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting; and

c.	developing a position description for the directors which sets out the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education

24.	The Board is responsible for:

a.	ensuring all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company’s business; and

b.	providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the Company’s business remains current.

Human Resources of Directors

25.	In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

a.	considering what competencies and skills the Board, as a whole, should possess;

b.	assessing what competencies and skills each existing director possesses;

c.	considering the appropriate size of the board with a view to facilitating effective decision making; and

d.	considering whether or not each new nominee can devote sufficient time and resource to his or her duties as a board member.

in carrying out each of these responsibilities, the Board will consider the advice and input of the Human Resources and Corporate Governance Committee.

26.	While the Board does not restrict the number of public company boards on which a director may serve, each director should ensure that he or she is able to devote sufficient time and resources to carrying out their duties as a board member effectively. As a general rule, directors are not permitted to join a board of another public company on which two or more other directors of the Company serve.

27.	The Board supports the principle that its membership should represent a diversity of backgrounds, experience and skills.

28.	Director nominees shall be selected by a majority of the independent directors.

Board Evaluation

29.	The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Annual Review

30.	The Human Resources and Corporate Governance Committee shall review and reassess the adequacy of this mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Human Resources and Corporate Governance Committee will ensure this mandate or a summary that has been approved by the Human Resources and Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company’s annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

SCHEDULE “B”

PROFOUND MEDICAL CORP.
(the “Company”)

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is a standing committee appointed by the board of directors (the “Board”) of the Profound Medical Corp. (the “Company”). The Committee is established to assist the Board in fulfilling its oversight responsibilities with respect to the financial affairs of the Company, including responsibility to:

•	oversee the integrity of the Company’s financial statements and financial reporting process, audit process, internal accounting controls and procedures and compliance with related laws and regulations and accounting principles;

•	oversee the qualifications and independence of the external auditor;

•	oversee the work of the Company’s financial management, internal audit function (if any) and external auditor in these areas; and

•	provide an open avenue of communication between the external auditor, the internal auditors (if any), the Board and the Company’s management.

In addition, the Committee shall prepare, if required, an audit committee report for inclusion in the proxy circular prepared in connection with the Company’s annual meeting of shareholders, in accordance with applicable rules and regulations.

The function of the Committee is oversight. It is not the duty or responsibility of the Committee or its members (i) to plan or conduct audits, (ii) to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles (“GAAP”) or (iii) to conduct other types of auditing or accounting reviews or similar procedures or investigations. The Committee members and its Chair are members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control-related activities of the Company, and are specifically not accountable or responsible for the day-to-day operation or performance of such activities. In particular, the member or members identified as audit committee financial experts, if any, shall not be accountable for giving professional opinions on the internal or external audit of the Company’s financial information.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for ensuring that adequate systems of risk assessment and internal controls and procedures are designed and put in place in accordance with the accounting policies determined by the Committee to provide reasonable assurance that assets are safeguarded and transactions are properly authorized, recorded and reported and to assure the effectiveness and efficiency of operations, the reliability of financial reporting and compliance with accounting standards and with applicable laws and regulations. The internal auditor (if any) is responsible for monitoring and reporting on the adequacy and effectiveness of the system of internal controls. The external auditor is responsible for planning and carrying out an audit of the Company’s annual financial statements in accordance with GAAP to provide reasonable assurance that, among other things, such financial statements are in accordance with GAAP.

PROCEDURES

1.	Composition – The Committee shall be comprised of at least three members. None of the members of the Committee shall be an officer or employee of the Company or any of its subsidiaries and each member of the Committee shall be an “independent” director (as such term is defined from time to time under the requirements or guidelines for audit committee service under applicable securities laws and the rules of any stock exchange on which the Company’s securities are listed for trading) and none of the members shall have participated in the preparation of the financial statements of the Company or any current subsidiaries of the Company at any time over the past three years.

All members of the Committee must be “financially literate” (as that term is defined from time to time under the requirements or guidelines for audit committee service under securities laws and the rules of any stock exchange on which the Company’s securities are listed for trading or, if it is not so defined, then as that term is interpreted by the board of directors in its business judgment) or must become financially literate within a reasonable period of time after their appointment to the Committee. Furthermore, at least one member of the Committee shall be designated as the “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K under the U.S. Securities Act of 1933, as amended (the “Securities Act”)

2.	Appointment and Replacement of Committee Members – Any member of the Committee may be removed or replaced at any time by the Board and shall automatically cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on the Committee by appointing another director to the Committee. The Board shall fill any vacancy if the membership of the Committee is less than three directors or if the Committee does not have at least one member with accounting or related financial expertise. Whenever there is a vacancy on the Committee, the remaining members may exercise all its power as long as a quorum remains in office. Subject to the foregoing, the members of the Committee shall be appointed by the Board annually and each member of the Committee shall remain on the Committee until the next annual meeting of shareholders after his or her election or until his or her successor shall be duly elected and qualified.

3.	Committee Chair – Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee. The Chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board.

4.	Conflicts of Interest – If a Committee member faces a potential or actual conflict of interest relating to a matter before the Committee, other than matters relating to the compensation of directors, that member shall be responsible for alerting the Chair of the Committee. If the Chair of the Committee faces a potential or actual conflict of interest, the Chair of the Committee shall advise the Chair of the Board. If the Chair of the Committee, or the Chair of the Board, as the case may be, concurs that a potential or actual conflict of interest exists, then the member faced with such conflict shall disclose to the Committee the member’s interest and shall not participate in consideration of the matter and shall not vote on the matter.

5.	Compensation of Committee Members – The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine. No member of the Committee shall receive from the Company or any of its affiliates any compensation other than the fees to which he or she is entitled as a director or a member of the Committee of the Board or any of its affiliates.

6.	Meetings of the Committee –

a)	Procedures for Meetings – Subject to any applicable statutory or regulatory requirements, the articles and by-laws of the Company and the terms of this Charter, the time at which and place where the meetings of the Committee shall be held and the calling of Committee meetings and the procedure in all things at such meetings shall be determined by the Committee, provided that it is understood that the Committee may meet in person and by telephone or electronic means that permit all persons participating in the meeting to communicate simultaneously and instantaneously and that the Committee may act by means of a written resolution signed by all members entitled to vote on the matter.

b)	Calling of Meetings – The Committee shall meet as often as it deems appropriate to discharge its responsibilities and must meet at least once during each fiscal quarter. Notice of the time and place of every meeting shall be given in writing, by any means of transmitted or recorded communication, including facsimile, video conferences or other electronic means that produces a written copy, to each member of the Committee at least 24 hours prior to the time fixed for such a meeting. However, a member may in any manner waive a notice of a meeting. Attendance of a member at a meeting constitutes a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Whenever practicable, the agenda for the meeting and the meeting materials shall be provided to members before the Committee meeting in sufficient time to provide adequate opportunity for their review.

a)	Quorum – A majority of the members of the Committee constitute a quorum for the transaction of Committee business.

b)	Chair of Meetings – If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee who is present shall be chosen by the Committee to preside at the meeting.

c)	Secretary of Meeting – The Chair of the Committee shall designate a person who need not be a member of the Committee to act as secretary or, if the Chair of the Committee fails to designate such a person, the secretary of the Company shall be secretary of the Committee. The agenda of each Committee meeting will be prepared by the secretary of the Committee and, whenever reasonably practicable, circulated to each member prior to each meeting.

d)	Separate Executive Meetings – The Committee shall meet at least once every year, and more often as warranted, with the Chief Executive Officer and such other officers of the Company as the Committee may determine to discuss any matters that the Committee or such individuals believes should be discussed privately. The Committee should periodically meet separately with the independent auditor to discuss any matters that the Committee or the independent auditor believes should be discussed privately.

e)	Minutes – Minutes of the proceedings of each Committee meeting shall be kept in minute books provided for that purpose. The minutes of Committee meetings shall accurately record the discussions of and decisions made by the Committee, including all recommendations to be made by the Committee to the Board and shall be distributed to all Committee members.

AUDIT RESPONSIBILITIES OF THE COMMITTEE

Fundamental Powers

7.	Subject to any applicable statutory or regulatory requirements, the articles and by-laws of the Company and the terms of this Charter, the Committee shall have the following fundamental powers in addition to any powers set out in this Charter or otherwise specified by the Board from time to time:

a)	Access – The Committee is entitled to full access to all books, records, facilities, and personnel of the Company and its subsidiaries. The Committee may require such officers, directors and employees of the Company and its subsidiaries and others as it may see fit from time to time to provide any information about the Company and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee.

b)	Delegation – The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

c)	Adoption of Policies and Procedures – The Committee may adopt policies and procedures for carrying out its responsibilities.

Selection and Oversight of the External Auditor

8.	The external auditor is ultimately accountable to the Committee and the Board as the representatives of the shareholders of the Company and shall report directly to the Committee and the Committee shall so instruct the external auditor. The Committee shall evaluate the performance of the external auditor and make recommendations to the Board on the appointment, reappointment or replacement of the external auditor of the Company to be proposed in the Company’s proxy circular for shareholder approval and shall have authority to terminate the external auditor. If a change in external auditor is proposed, the Committee shall review the reasons for the change and any other significant issues related to the change, including the response of the incumbent auditors, and enquire as to the qualifications of the proposed auditors before making its recommendation to the Board.

9.	The Committee shall approve in advance the terms of engagement and the compensation to be paid by the Company to the external auditor with respect to the conduct of the annual audit. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the external auditor, which policies and procedures shall include reasonable detail with respect to the services covered. All non-audit services to be provided to the Company or any of its affiliates by the external auditor or any of its affiliates which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee.

10.	The Committee shall review the independence of the external auditor and shall make recommendations to the Board on appropriate actions to be taken which the Committee deems necessary to protect and enhance the independence of the external auditor. In connection with such review, the Committee shall:

a)	actively engage in a dialogue with the external auditor about all relationships or services that may impact the objectivity and independence of the external auditor;

b)	require that the external auditor submit to it on a periodic basis and, at least annually, a formal written statement delineating all relationships between the Company and its subsidiaries, on the one hand, and the external auditor and its affiliates, on the other hand;

c)	consider whether there should be a regular rotation of the audit partners responsible for performing the audit and/or of the external audit firm itself; and

d)	consider the auditor independence standards promulgated by applicable auditing regulatory and professional bodies.

11.	The Committee shall consider whether to prohibit the external auditor and its affiliates from providing certain non-audit services to the Company and its affiliates.

12.	The Committee shall require the external auditor to provide to the Committee, and the Committee shall review and discuss with the external auditor, all reports which the external auditor is required to provide to the Committee or the Board under rules, policies or practices of professional or regulatory bodies applicable to the external auditor, and any other reports which the Committee may require.

13.	The Committee is responsible for resolving disagreements between management and the external auditor regarding financial reporting.

Appointment and Oversight of Internal Auditors (If Any)

14.	The appointment, authority, budget, replacement or dismissal of the internal auditors, if any, shall be subject to prior review and approval by the Committee. When any such internal audit function is performed by employees of the Company or its subsidiaries, the Committee may delegate responsibility for approving the employment, term of employment, compensation and termination of employees engaged in such function other than the head of the Company’s internal audit function.

15.	The Committee shall obtain from the internal auditors (if any), and shall review, summaries of the significant reports to management prepared by any such internal auditors (or the actual reports if requested by the Committee) and management’s responses to such reports.

16.	The Committee shall, as it deems necessary, communicate with the internal auditors (if any) with respect to their reports and recommendations, the extent to which prior recommendations have been implemented and any other matters that such internal auditors bring to the attention of the Committee. The head of the internal audit function (if one exists) shall have unrestricted access to the Committee.

17.	The Committee shall, annually or more frequently as it deems necessary, evaluate the internal auditors (if any), including their activities, organizational structure and qualifications and effectiveness.

Oversight and Monitoring of Audits

18.	The Committee shall review with the external auditor, the internal auditors (if any) and management the audit function generally, the objectives, staffing, locations, co-ordination, reliance upon management and internal audit (if any) and general audit approach and scope of proposed audits of the financial statements of the Company and its subsidiaries, the overall audit plans, the responsibilities of management, the internal auditors (if any) and the external auditor, the audit procedures to be used and the timing and estimated budgets of the audits.

19.	The Committee shall meet periodically as it deems necessary with the internal auditor (if any) to discuss the progress of their activities and any significant findings stemming from internal audits and any difficulties or disputes that arise with management and the adequacy of management’s responses in correcting audit-related deficiencies.

20.	The Committee shall discuss with the external auditor any difficulties or disputes that arose with management or the internal auditors (if any) during the course of the audit, any restrictions on the scope of activities or access to requested information and the adequacy of management’s responses in correcting audit-related deficiencies.

21.	The Committee shall review with management the results of internal (if any) and external audits.

22.	The Committee shall take such other reasonable steps as it may deem necessary to satisfy itself that the audit was conducted in a manner consistent with all applicable legal requirements and auditing standards of applicable professional or regulatory bodies.

Oversight and Review of Accounting Principles and Practices

23.	The Committee shall, as it deems necessary, oversee, review and discuss with management, the external auditor and the internal auditors (if any):

a)	the quality, appropriateness and acceptability of the Company’s accounting principles and practices and that of its subsidiaries used in its financial reporting, changes in the Company’s accounting principles or practices and that of its subsidiaries and the application of particular accounting principles and disclosure practices by management to new transactions or events;

b)	all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative methods within GAAP on the financial statements and any “second opinions” sought by management from any other auditor firm or advisor with respect to the accounting treatment of a particular item;

c)	disagreements between management and the external auditor or the internal auditors (if any) regarding the application of any accounting principles or practices;

d)	any material change to the Company’s auditing and accounting principles and practices or that of its subsidiaries as recommended by management, the external auditor or the internal auditors (if any) or which may result from proposed changes to applicable GAAP;

e)	the effect of regulatory and accounting initiatives on the Company’s financial statements and other financial disclosures;

f)	any reserves, accruals, provisions, estimates or management programs and policies, including factors that affect asset and liability carrying values and the timing of revenue and expense recognition, that may have a material effect upon the financial statements of the Company;

g)	the use of special purpose entities and the business purpose and economic effect of off-balance sheet transactions, arrangements, obligations, guarantees and other relationships of the Company or its subsidiaries and their impact on the financial results of the Company;

h)	any legal matter, claim or contingency that could have a significant impact on the financial statements, the Company’s compliance policies and that of its subsidiaries and any material reports, inquiries or other correspondence received from regulators or governmental agencies and the manner in which any such legal matter, claim or contingency has been disclosed in the Company’s financial statements;

i)	the treatment for financial reporting purposes of any significant transactions which are not a normal part of the Company’s operations or those of its subsidiaries;

j)	the use of any “pro forma” or “adjusted” information not in accordance with GAAP; and

k)	management’s determination of goodwill impairment, if any, as required by applicable accounting standards.

Oversight and Monitoring of Internal Controls

24.	The Committee shall, as it deems necessary, exercise oversight of, review and discuss with management, the external auditor and the internal auditors (if any):

a)	the adequacy and effectiveness of the Company’s internal accounting and financial controls and also of its subsidiaries and the recommendations of management, the external auditor and the internal auditors (if any) for the improvement of accounting practices and internal controls;

b)	any significant deficiencies or material weaknesses in the internal control environment, including with respect to computerized information system controls and security;

c)	any fraud that involves personnel who have a significant role in the Company’s internal control over financial reporting or that of its subsidiaries;

d)	Review management’s annual internal control report which acknowledges management’s responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and contains an assessment of the effectiveness of the internal control structure; and

e)	management’s compliance with the Company’s processes, procedures and internal controls.

Communications with Others

25.	The Committee shall establish and monitor procedures for the receipt and treatment of complaints received by the Company and its subsidiaries regarding accounting, internal accounting controls or audit matters and the anonymous submission by employees of concerns regarding questionable accounting or auditing matters and shall review periodically with management and the internal auditors (if any) these procedures and any significant complaints received. The Committee shall ensure that such procedures maintain the confidentiality and anonymity of persons reporting violations or suspected violations and ensure that the Company does not take retaliatory actions against those reporting.

Oversight and Monitoring of the Company’s Financial Disclosures

26.	The Committee shall:

a)	review with the external auditor and with management and shall recommend to the Board for approval the annual financial statements and the notes and Management’s Discussion and Analysis (if any) accompanying such financial statements, the Company’s annual report and any financial information of the Company contained in any prospectus or information circular of the Company; and

b)	review and recommend to the Board, as necessary, with the external auditor and with management each set of interim financial statements and the notes and Management’s Discussion and Analysis (if any) accompanying such financial statements and any other disclosure documents or regulatory filings of the Company containing or accompanying financial information of the Company.

Such reviews shall be conducted prior to the release of any summary of the financial results or the filing of such reports with applicable regulators.

27.	Include in the Company’s Annual Report on Form 10-K or annual meeting proxy statement a report to the shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by applicable rules and regulations, including approval of non-audit services.

28.	The Committee shall review the disclosure with respect to its pre-approval of audit and non-audit services provided by the external auditor.

Oversight of Finance and Financial Risk Matters

29.	Appointments of the key financial executives involved in the financial reporting process of the Company, including the Chief Financial Officer, shall require the prior review of the Committee.

30.	The Committee shall receive and review:

a)	periodic reports on compliance with requirements regarding statutory deductions and remittances and, in the event of any non-compliance, the nature and extent of the non-compliance, the reasons therefor and management’s plan and timetable to correct any deficiencies;

b)	any legal or regulatory matter that could have a significant impact on the Company’s financial statements;

c)	material policies and practices of the Company and its subsidiaries respecting cash management and material financing strategies or policies or proposed financing arrangements and objectives of the Company and its subsidiaries;

d)	the Company’s investment policies;

e)	the Company’s insurance coverage; and

f)	material tax policies and tax planning initiatives, tax payments and reporting and any pending tax audits or assessments and other material tax matters.

31.	The Committee shall meet periodically with management to review and discuss the Company’s major financial risk exposures and the policy steps that management has taken to monitor and control such exposures, including the use of financial derivatives and hedging activities and the Company’s insurance programs.

32.	The Committee shall receive and review the financial statements and other financial information of material subsidiaries of the Company and any auditor recommendations concerning such subsidiaries.

33.	The Committee shall meet with management to review the process and systems in place for ensuring the reliability of public disclosure documents that contain audited and unaudited financial information and their effectiveness.

34.	The Committee shall provide oversight of the Company’s cybersecurity risk management, strategy and governance, including reviewing and discussing with management and, as appropriate, the independent auditor, on a regular basis (i) the Company’s processes for assessing, identifying, and managing material risks from cybersecurity threats; (ii) the role of management and third parties, if any, assisting with cybersecurity matters; (iii) the adequacy of security for the Company’s information technology systems, processes and data; (iv) the Company’s incident response plans and contingency plans in the event of a security breach affecting the security of the Company’s information technology systems and data; and (v) the Company’s procedures for ensuring that cybersecurity incidents are reported in accordance with law.

Approval of Related Person Transactions1

1.	Review and approve, prior to the Corporation’s entry into any such transactions, all transactions involving amounts greater than $120,000 in which the Corporation is or will be a participant, which would be reportable by the Corporation under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or will have a direct or indirect material interest (a “Related Person Transaction”):

•	executive officers of the Corporation;

•	members of the Board;

1 Item 404(b) of Regulation S-K requires that a corporation describe its policies and procedures for the review, approval, or ratification of any transaction required to be reported under Item 404(a) in the corporation’s proxy statement. Therefore, we have added this requirement as a duty of the Audit Committee; although any committee of the Board (composed of independent directors) may be delegated this responsibility. In addition, the responsibility and the policy stated under this Section G may be revised and tailored to the specific corporation.

Item 404(b) states as follows:

“While the material features of such policies and procedures will vary depending on the particular circumstances, examples of such features may include, in given cases, among other things:

i.	The types of transactions that are covered by such policies and procedures;
ii.	The standards to be applied pursuant to such policies and procedures;
iii.	The persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures; and
iv.	A statement of whether such policies and procedures are in writing and, if not, how such policies and procedures are evidenced.”

Item 404(b) also requires the corporation in its proxy statement to identify any transaction required to be reported under Item 404(a) since the beginning of the corporation’s last fiscal year (and, for smaller reporting companies, for the fiscal year preceding the smaller reporting company’s last fiscal year) where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

•	beneficial holders of more than 5% of the Corporation’s securities;

•	immediate family members[2] of or entities affiliated with any of the foregoing persons; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

2.	Any request for a Related Person Transaction must first be presented to the Committee for review, consideration and approval. In reviewing, considering, and approving or rejecting such transactions, the Committee shall obtain, or shall consider all available information that the Committee believes to be relevant to a review of the transaction prior to its approval including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to the Corporation than terms the Corporation could have generally obtained from an unaffiliated third party under the same or similar circumstances. Following such consideration, approval may be given by vote at a meeting of the committee or by written consent of the Committee. No Related Person Transaction shall be entered into prior to the completion of these procedures.

3.	The Committee or the Chairperson, as the case may be, shall approve only those Related Person Transactions that are determined to be in, or not inconsistent with, the best interests of the Corporation and its stockholders. No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which the member or any of his or her immediate family members has an interest.

4.	The Committee shall adopt any further policies and procedures relating to the approval of Related Person Transactions that it deems necessary or advisable from time to time.

Additional Responsibilities

35.	The Committee shall review and/or approve any other matter specifically delegated to the Committee by the Board and undertake on behalf of the Board such other activities as may be necessary or desirable to assist the Board in fulfilling its oversight responsibilities with respect to financial reporting and the Company’s financial obligations.

THE CHARTER

The Committee shall review and reassess the adequacy of this Charter periodically as it deems appropriate and recommend changes to the Board. The performance of the Committee shall be evaluated with reference to this Charter annually or otherwise periodically as deemed appropriate by the Board.

2 “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.